                                                                   EXHIBIT 10.41






                               AGREEMENT OF LEASE


                                     BETWEEN


                       RECKSON OPERATING PARTNERSHIP, L.P.


                                       AND


                                 CITYSCAPE CORP.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
SPACE.............................................................................................................1

TERM..............................................................................................................1

RENT..............................................................................................................5

USE...............................................................................................................6

LANDLORD ALTERATION...............................................................................................7

SERVICES..........................................................................................................8

LANDLORD'S REPAIRS...............................................................................................13

WATER SUPPLY.....................................................................................................13

PARKING FIELD....................................................................................................13

DIRECTORY........................................................................................................16

TAXES AND OTHER CHARGES..........................................................................................16

OPERATING COST INCREASES.........................................................................................19

TENANT'S REPAIRS.................................................................................................22

FIXTURES & INSTALLATIONS.........................................................................................23

ALTERATIONS......................................................................................................23

REQUIREMENTS OF LAW..............................................................................................24

END OF TERM......................................................................................................26

QUIET ENJOYMENT..................................................................................................28

SIGNS............................................................................................................28

RULES AND REGULATIONS............................................................................................29

RIGHT TO SUBLET OR ASSIGN........................................................................................29

LANDLORD'S ACCESS TO PREMISES....................................................................................33

SUBORDINATION....................................................................................................34

PROPERTY LOSS, DAMAGE REIMBURSEMENT..............................................................................36

TENANT'S INDEMNITY...............................................................................................37

DESTRUCTION - FIRE OR OTHER CASUALTY.............................................................................37

INSURANCE........................................................................................................39

EMINENT DOMAIN...................................................................................................41

NONLIABILITY OF LANDLORD.........................................................................................43

DEFAULT..........................................................................................................43

TERMINATION ON DEFAULT...........................................................................................45

DAMAGES..........................................................................................................46

SUMS DUE LANDLORD................................................................................................48

NO WAIVER........................................................................................................49

WAIVER OF TRIAL BY JURY..........................................................................................50

NOTICES..........................................................................................................50

INABILITY TO PERFORM.............................................................................................51

INTERRUPTION OF SERVICE..........................................................................................51

CONDITIONS OF LANDLORD'S LIABILITY...............................................................................52

TENANT'S TAKING POSSESSION.......................................................................................52

ENTIRE AGREEMENT.................................................................................................53

DEFINITIONS......................................................................................................54

PARTNERSHIP TENANT...............................................................................................54

SUCCESSORS, ASSIGNS, ETC.........................................................................................55

BROKER...........................................................................................................55

CAPTIONS.........................................................................................................55

NOTICE OF ACCIDENTS..............................................................................................55

TENANT'S AUTHORITY TO ENTER LEASE................................................................................56

ESTIMATED CHARGES................................................................................................56

LETTER OF CREDIT.................................................................................................56

EXPANSION OPTION.................................................................................................58

RENEWAL OPTION...................................................................................................60

CAPITAL IMPROVEMENTS.............................................................................................61

SCHEDULE "A".....................................................................................................65

SCHEDULE "B".....................................................................................................69

SCHEDULE "C".....................................................................................................73

EXHIBIT 1........................................................................................................75

EXHIBIT 2........................................................................................................76

EXHIBIT 3........................................................................................................78

         AGREEMENT OF LEASE, made as of this 1st day of October, 1996, between RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 660 White Plains Road, Tarrytown, New York 10591 (hereinafter referred to as "Landlord"), and CITYSCAPE CORP., a New York corporation, having its principal place of business at 565 Taxter Road, Elmsford, New York 10523 (hereinafter referred to as "Tenant").

         WITNESSETH:  Landlord and Tenant hereby covenant and agree as follows:


                                      SPACE


         1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially shown as the cross-hatched portion depicted on the Rental Plan initialed by the parties and made part hereof as Exhibit "1" ("Demised Premises" or "Premises") in the building located at 555 White Plains Road, Tarrytown, New York (hereinafter referred to as the "Building") which space the parties agree contains 36,492 rentable square feet on the second and third floors of a Building containing 121,000 rentable square feet which constitutes 30.16 percent of the area of the Building ("Tenant's Proportionate Share").


                                      TERM


         2. (A) This lease shall become effective as of the date of this lease. The term ("Term" or "Demised Term" or "term") of this lease shall commence on the later to occur of (i) January 1, 1997, or (ii) the date on which the Demised Premises, or certain portions of the Demised Premises as further provided herein, have been "substantially completed" in accordance with Schedule A annexed hereto (hereinafter referred to as the "Term Commencement Date"). "Substantially completed" or "substantial completion" as used herein is defined to mean the date on which Landlord receives verbal approval from the governmental agency issuing the certificate of occupancy covering Landlord's Initial Construction (defined below) that a certificate of occupancy has been authorized to be issued. Upon receipt of such verbal approval, Landlord represents that Tenant may, at that time, move into the Demised Premises, or certain portions of the Demised Premises as further provided herein. If Landlord shall be delayed in such "substantial completion" as a result of (i) Tenant's failure to furnish plans and specifications which Tenant shall be required to provide to Landlord pursuant to the terms of this lease; (ii) Tenant's request for materials, finishes or installations other than Landlord's standard, or other than those set forth in Exhibit "1" and Schedule

A annexed hereto; (iii) Tenant's changes in said plans or specifications; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant's failure to approve final plans, working drawings or reflective ceiling plans within three (3) days of presentation by Landlord; then the commencement of the Term of this lease and the payment of rent hereunder shall be accelerated by the number of days of such delay. Except as otherwise provided herein, Tenant waives any right to rescind this lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Premises on the Term Commencement Date.

       (B) (i) Notwithstanding the foregoing, in the event Landlord has not substantially completed the portion of the Demised Premises designated on Exhibit "1" hereto consisting of approximately 13,617 rentable square feet on the second floor of the Building ("Phase I") on or before February 1, 1997, subject to delays by Tenant as set forth above, Tenant shall have the right to perform the work necessary to substantially complete Phase I in accordance with Exhibit "1" and Schedule A annexed hereto and to receive a credit, to be applied against Rent, for the actual costs of such work. Tenant shall use reasonably commercial efforts to minimize the actual costs of such work. In that event, the Term Commencement Date shall be the date on which Phase I is substantially completed by either Landlord or Tenant. Tenant's obligation to pay any additional rent hereunder shall commence on the Term Commencement Date, but Tenant's obligation to pay the pro rata share of Rent (as such term is defined in Article 3 hereof) attributable to Phase I shall not commence until five (5) months following the Term Commencement Date (the "Phase I Rent Commencement Date"). (Such five (5) month period between the Term Commencement Date and the Phase I Rent Commencement Date shall hereinafter be referred to as the "Phase I Concession Period".) Notwithstanding anything to the contrary contained in this
Article 2 or Article 6 hereof, Tenant shall be obligated to pay, as additional rent hereunder, on account of the base electric charge applicable to Phase I during the Phase I Concession Period, the sum of $12,765.95, payable $2,553.19 on the Term Commencement Date and $2,553.19 on each of the thirtieth (30th), sixtieth (60th), ninetieth (90) and one hundred twentieth (120th) days following the Term Commencement Date. In the event Tenant shall be in default, beyond applicable notice and cure periods, under any provision of this lease prior to the Phase I Rent Commencement Date, then the Phase I Rent Commencement Date shall be accelerated to, and the Phase I Concession Period shall end on, the date of default.

       (ii) Notwithstanding the foregoing, in the event Landlord has not substantially completed the portion of the Demised Premises designated on Exhibit "1" hereto consisting of approximately 22,875 rentable square feet on the second and third floor of the Building, which space constitutes the balance of the Demised Premises excluding Phase I ("Phase II") on or before April 1, 1997, subject to delays by Tenant as set forth above, Tenant shall have the right to perform the work necessary to substantially complete Phase II in accordance with Exhibit "1" and Schedule A annexed hereto and to receive a credit, to be applied against Rent, for the costs of such work. Tenant's obligation to pay the pro rata share of Rent (as such term is defined in Article 3 hereof) attributable to Phase II shall not commence until five (5) months following the date on which Phase II is substantially completed by Landlord or Tenant. (Such five (5) month period between the date on which Phase II is substantially completed and the date which is five (5) months following the substantial completion of Phase II shall hereinafter be referred to as the "Phase II Concession Period".) Notwithstanding anything to the contrary contained in this Article 2 or Article 6 hereof, Tenant shall be obligated to pay, as additional rent hereunder, on account of the base electric charge applicable to Phase II during the Phase II Concession Period, the sum of $21,445.30, payable $4,289.06 on the date on which Phase II is substantially completed and $4,289.06 on each of the thirtieth (30th), sixtieth
(60th), ninetieth (90th) and one hundred twentieth (120th) days following the substantial completion of Phase II. In the event Tenant shall be in default, beyond applicable notice and cure periods, under any provision of this lease prior to the date which is five (5) months following the substantial completion of Phase II, the Phase II Concession Period shall end on the date of default.

             (iii) Commencing on the date that is five (5) months following the date on which both Phase I and Phase II are substantially completed (the "Rent Commencement Date"), Tenant shall commence paying Rent for the entire Demised Premises in accordance with the schedule set forth in Article 3 herein. The Term of this lease shall expire on the day preceding the fifth (5th) anniversary of
(i) the Rent Commencement Date, if such date is the first day of a calendar month, or (ii) the first day of the first full calendar month following the Rent Commencement Date, if such date is not the first day of a calendar month (hereinafter referred to as the "Expiration Date").

             (C) In the event all or any material portion of the Demised Premises are not substantially completed on or before June 1, 1997, subject to delays by Tenant as set forth above, Landlord shall provide and furnish Tenant with habitable space suitable for Tenant's business elsewhere in the Tarrytown Corporate Center (the "Center") or within a reasonable distance from the Center of approximately the same size as the portion of the Demised Premises which has not been substantially completed as of June 1, 1997 (the "Substitute Space"). Tenant agrees to accept the Substitute Space in its then "as is" condition. This lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such Substitute Space, except that the Rent for the Substitute Space shall be $2.00 per square foot lower than the Rent contained in Article 3 herein. Upon substantial completion of the remainder of the Demised Premises, Tenant shall surrender the Substitute Space to Landlord and occupy the remainder of the Demised Premises. Landlord shall pay the actual cost of Tenant's moving from the Substitute Space to the Demised Premises which are actually incurred by Tenant, provided, however, Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. Tenant shall use reasonably commercial efforts to minimize the actual costs of Tenant's moving from the Substitute Space to the Demised Premises. If Landlord is unable to provide Tenant with Substitute Space on or before June 1, 1997, Tenant may, at its option, cancel so much of this lease as relates to the portion of the Demised Premises that Landlord has not substantially completed by June 1, 1997 (the "Undelivered Space") by sending written notice thereof to Landlord on or before July 1, 1997, and upon the date specified in Tenant's notice (which shall not be less than thirty (30) days or more than sixty (60) days after the giving of such notice) the term of so much of this lease as relates to the Undelivered Space shall expire and, after the effective date of such termination, neither party shall have any further liability to the other under this lease with respect to the Undelivered Space. In such event, this lease shall remain in full force and effect as to the portion of the Demised Premises that Landlord has substantially completed, except that the Rent, Tenant's Proportionate Share, and all other charges based on the square footage of the Demised Premises shall be equitably adjusted.

             (D) In the event all or any material portion of the Demised Premises are not substantially completed on or before June 1, 1997, subject to delays by Tenant as set forth above, and Landlord has not provided Tenant with Substitute Space in accordance with Article 2(C) herein, and Landlord's delay is caused by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, and such cause occurs during the period May 1, 1997 through May 31, 1997, Landlord shall have until July 1, 1997 to substantially complete all or any material portion of the Demised Premises or to provide Tenant with Substitute Space in accordance with Article 2(C) herein. If Landlord is unable to provide Tenant with Substitute Space on or before July 1, 1997 due to causes beyond Landlord's reasonable control, Tenant may, at its option, cancel so much of this lease as relates to the portion of the Demised Premises that Landlord has not substantially completed by July 1, 1997 (the "Incomplete Space") by sending written notice thereof to Landlord on or before August 1, 1997, and upon the date specified in Tenant's notice

(which shall not be less than thirty (30) days or more than sixty (60) days after the giving of such notice) the term of so much of this lease as relates to the Incomplete Space shall expire and, after the effective date of such termination, neither party shall have any further liability to the other under this lease with respect to the Incomplete Space. In such event, this lease shall remain in full force and effect as to the portion of the Demised Premises that Landlord has substantially completed, except that the Rent, Tenant's Proportionate Share, and all other charges based on the square footage of the Demised Premises shall be equitably adjusted.

             (E) Upon the request of Landlord, Tenant agrees to execute a writing, prepared and executed by Landlord, setting forth the actual date of commencement of the Term of this lease. Notwithstanding anything to the contrary contained herein, such writing shall be deemed a part of this lease and conclusive evidence of the Term Commencement Date.

             (F) A "Lease Year" shall comprise a period of twelve (12) consecutive calendar months. Notwithstanding the foregoing, if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall include the additional period from the Rent Commencement Date to the end of the then current month. Each succeeding Lease Year shall end on the anniversary date of the last day of the preceding Lease Year. For example, if the Rent Commencement Date is January 1, 1996, the first Lease Year would end on December 31, 1996 and each succeeding Lease Year would end on December 31st. If, however, the actual Rent Commencement Date is January 2, 1996, the first Lease Year would end on January 31, 1997, the second Lease Year would commence on February 1, 1997 and each succeeding Lease Year would end on January 31st.


                                      RENT


       2. The annual minimum rental ("Rent" or "rent") for the Demised Premises is as follows:

During the first Lease Year, the Rent shall be $757,209.00, payable in monthly installments of $63,100.75.

During the second Lease Year, the Rent shall be $775,455.00, payable in monthly installments of $64,621.25.

During the third Lease Year, the Rent shall be $775,455.00, payable in monthly installments of $64,621.25.

During the fourth Lease Year, the Rent shall be $811,947.00, payable in monthly installments of $67,662.25.

During the fifth Lease Year, the Rent shall be $811,947.00, payable in monthly installments of $67,662.25.

Tenant agrees to pay the Rent to Landlord, without notice or demand, in lawful money of the United States which shall be legal tender in payment of the debts and dues, public and private, at the time of payment, in advance on the first day of each calendar month during the Demised Term at the office of the Landlord, or at such other place as Landlord shall designate. Tenant shall pay the Rent as above and as hereinafter provided, without any set off or deduction whatsoever. Should the Rent Commencement Date be a date other than the first day of a calendar month, Tenant shall pay a pro rata portion of the Rent on a per diem basis, based upon the first full calendar month of the first Lease Year, from such date to and including the last day of that current calendar month, and the first Lease Year shall include said partial month. The Rent payable for such partial month shall be in addition to the Rent payable for the first Lease Year pursuant to the Rent schedule set forth above and shall be payable by Tenant on the Rent Commencement Date.


                                       USE


         4. (A) Tenant shall use and occupy the Demised Premises only for executive, administrative and sales offices and for no other purpose. Landlord represents that such permitted uses are in compliance with the existing certificate of occupancy for the Building.

            (B) Tenant shall not use or occupy, suffer or permit the Premises, or any part thereof, to be used in any manner which would in any way, in the reasonable judgment of Landlord, (i) violate any laws or regulations of public authorities; (ii) make void or voidable any insurance policy then in force with respect to the Building; (iii) impair the appearance, character or reputation of the Building; (iv) discharge objectionable fumes, vapors or odors into the Building, air-conditioning systems or Building flues or vents in such a manner as to offend other occupants. The provisions of this Section shall not be deemed to be limited in any way to or by the provisions of any other Section or any Rule or Regulation.

            (C) The emplacement of any equipment which will impose an evenly distributed floor load in excess of 50 pounds per square foot shall be done only after written permission is received from the Landlord. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure. Business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent annoyance or inconvenience to any other tenants or occupants of the Building.

            (D) Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.


                               LANDLORD ALTERATION


         5. (A) The work and installations necessary to prepare the Demised Premises for occupancy by Tenant shall be as set forth on the Rental Plan annexed hereto as Exhibit "1" and shall be performed pursuant to the procedures set forth in this Article 5 and the specifications set forth in Schedule A annexed hereto (which work and installations shall be sometimes hereinafter referred to as the "Landlord's Initial Construction"). All plans and specifications for the Landlord's Initial Construction shall be developed by Tenant's architect and engineers, who shall cooperate with Landlord's architectural and engineering consultants and/or departments in the development of same. Upon presentment of proof reasonably acceptable to Landlord, Landlord shall reimburse Tenant for the architectural and engineering costs incurred by Tenant in the development of such plans and specifications, not to exceed $32,500 in the aggregate.

            (B) Landlord or Landlord's construction subsidiary (the "General Contractor") shall perform or cause to be performed all the Landlord's Initial Construction. Landlord agrees to solicit bids from at least three (3) separate sub-contractors with respect to each portion of Landlord's Initial Construction to be performed, the name of one (1) of which may be supplied by Tenant. Landlord shall provide the same bid package to all bidders for each portion of Landlord's Initial Construction to be performed. Upon receipt of the respective bids, Landlord shall provide Tenant's architect with copies of each such bid by either facsimile or overnight courier. Within two (2) business days after his receipt of such bids, Tenant's architect shall recommend to Landlord or Landlord's architect which bid he believes Landlord should accept. Although Landlord shall take into account the recommendation of Tenant's architect, Landlord shall have the absolute right to select the bid of the sub-contractor which it believes is best qualified to perform the work covered by the respective bid. In determining which sub-contractors are best qualified to perform that portion of the work specified in the bids, Landlord shall take into account such factors as the amount of the bid and the skill, experience and reputation of the sub-contractor.

            (C) Landlord shall be responsible for so much of the cost of Landlord's Initial Construction as shall have a value of $729,840.00 ("Landlord's Contribution"). The term "value", as used in this Article 5, shall mean that the General Contractor shall perform Landlord's Initial Construction on a "cost-plus" basis, whereby "value" shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, permits, fees, taxes, insurance, debris removal, safety, labor, project management and all other expenses incurred by the General Contractor in the performance of such work, and shall also include the General Contractor's fee of fifteen (15%) percent of the sum of all such costs.

            (D) Notwithstanding anything to the contrary contained herein, the cost of the initial demolition work necessary to be performed in and to the Demised Premises, and the installation of an interior stairway connecting the second floor of the Demised Premises to the third floor of the Demised Premises (collectively, the "Preparation Work"), shall not be included as part of Landlord's Contribution. Rather, Landlord shall perform such Preparation Work at Landlord's sole cost and expense.

            (E) Notwithstanding anything to the contrary contained herein, Landlord's Initial Construction shall not include the purchase, transport or installation of Tenant's furniture, office equipment or communication and data lines and equipment ("Moving Work"), which Moving Work shall be performed by Tenant, at Tenant's sole cost and expense; and such installation shall be done in accordance with the Rental Plan annexed hereto as Exhibit "1".


                                    SERVICES


         6. (A) As long as Tenant is not in default under any covenants of this lease, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays ("Working Hours"), excluding legal holidays, shall furnish the Demised Premises with heat and air-conditioning in the respective seasons, and provide the Demised Premises with electricity for lighting and usual office equipment ("Services").

            (B) Notwithstanding the foregoing, Tenant shall have access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week. However, any use by Tenant of the Services to the Demised Premises outside of Working Hours shall be subject to the provisions of Article 6(C), below.

            (C) On account of any use by Tenant of the Demised Premises outside of Working Hours ("Extraordinary Use"), Landlord shall have the right to require that Tenant pay to Landlord, as additional rent hereunder, a special overtime charge which shall be at an hourly rate set by Landlord and which shall cover Landlord's expenses for the following: electricity for lighting, usual office equipment and other incidental equipment; extra building maintenance; building employee overtime; air conditioning and ventilation; wear and tear; and all other actual expenses directly incurred by Landlord as a result of such Extraordinary Use by Tenant. Landlord's charge for Extraordinary Use shall not exceed the total of the actual charges so incurred plus an administrative fee equal to five (5%) percent of such total costs. Notwithstanding the foregoing, Tenant shall be liable for, and the special overtime charge shall include, all direct expenses incurred by Landlord if Tenant's Extraordinary Use results in damages beyond ordinary wear and tear. Such special overtime charge shall be due and payable by Tenant to Landlord (i) on the first day of the month immediately following the month in which such Extraordinary Use occurred where such Extraordinary Use occurred on or prior to the fifteenth (15th) day of such month, or (ii) on the first day of the second month immediately following the month in which such Extraordinary Use occurred where such Extraordinary Use occurred after the fifteenth (15th) day of such month. Notwithstanding anything contained to the contrary in this Article 6(C), Tenant shall not be required to pay overtime charges for intermittent use of the Demised Premises outside Working Hours, provided that such use shall not be on a scale and of a frequency so as to constitute the regular operation of Tenant's business outside of such Working Hours. In no event, however, shall Landlord be obligated to supply heating or air conditioning outside of such Working Hours.

            (D) Tenant covenants that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation therein. Landlord hereby agrees to furnish electricity to Tenant through presently installed electrical facilities for Tenant's reasonable use. Landlord represents that the capacity of the electrical service currently servicing the Demised Premises is sufficient to power the electric facilities and equipment presently installed in or to be installed in the Demised Premises as indicated on Exhibit "1" and Schedule "A" annexed hereto.

            (E) Tenant acknowledges and agrees that Landlord shall furnish electricity to Tenant based on the method of including a charge therefor within the Rent and, accordingly, Tenant acknowledges that the Rent provided for in
Article 3 hereof includes a charge to compensate Landlord for supplying the electric current as an additional service equal to Two Dollars and Twenty-Five Cents ($2.25) per square foot per annum for each square foot contained in the Demised Premises (hereinafter referred to as the "Base Charge"). By the execution of this lease, Tenant acknowledges and agrees that the Base Charge shall not be contestable by Tenant at a future date and shall only be increased by Landlord at a future date in accordance with this Article 6.

            (F) Tenant shall make no substantial alterations or additions to the initial lighting, electrical appliances or office equipment used in the Demised Premises without first obtaining written consent from Landlord in each instance. If at any time prior to or during the Term of this lease, Tenant (or some other party acting on behalf of or for the benefit of Tenant) shall install, subject to the restrictions contained elsewhere in this lease: (i) substantial additional or substituted lighting, electrical appliances, office equipment or otherwise increases its use of electric current and/or; (ii) any electrical feeders, risers, wiring or other electrical facilities serving the Demised Premises which are in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures, electrical appliances, office equipment and electrical receptacles initially located in the Demised Premises; then the Rent shall be increased by an amount determined by the electrical engineer selected by Landlord who shall certify the amount of such increase, in writing, to Landlord and Tenant. Following any such determination and certification by the electrical engineer, this lease shall automatically be modified by increasing the Rent by an amount equal to (y) the product of the Base Charge times the percentage increase in Tenant's use of electrical current over that for Tenant's initially installed lighting, electrical appliances and office equipment and/or (z) the product of the Base Charge times the percentage increase in the potential additional electrical energy made available to Tenant annually based upon the estimated capacity of such additional electrical feeders, risers, wiring or other electrical facilities, as the case may be. As evidence of such modification such electrical engineer's certification shall be delivered by Landlord to Tenant and also appended hereto. Any such increase in Rent shall be made retroactive to the date of the first use by Tenant of such additional electrical energy. In addition, Tenant shall pay to Landlord, as additional rent, within ten (10) days of the date of a notice therefor from Landlord, the total cost to Landlord of the additional electrical feeders, risers, wiring, or other electrical facilities serving the Demised Premises, if any, and the total charges to Landlord for services rendered by the electrical engineer pursuant to this Article 6(F).

            (G) If, at any time or times after the date of this lease, the rates at which Landlord purchases electrical energy from the public utility corporation supplying electrical service to the Building shall be increased, or any tax is imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant by any Federal, State or Municipal Authority, or any charges incurred or taxes payable by Landlord in connection therewith shall be increased, the Rent shall be increased by an amount equal to (i) the product of the Base Charge times the percentage increase in the rates at which Landlord purchases electrical energy from the public utility corporation as aforesaid, over those rates in effect on the date of the calculation of the Base Charge, and (ii) the amount of such additional taxes and charges. Following any such rate increase or increase in taxes or charges, this lease shall automatically be modified by increasing the Rent for the remainder of the Term hereof in accordance with this Article 6(G) and, as evidence of such modification, documentation of such rate increase or increase in taxes or charges shall be delivered by Landlord to Tenant and also appended hereto. Any such increase in the Rent shall be retroactive to the date of any such rate increase or increase in taxes or charges to Landlord. If, after the date of this lease, there shall be any decrease in the rate, taxes, or charges set forth in this Article 6(G), Tenant shall receive an adjustment of the Rent in an amount calculated according to the formula set forth in this
Article 6(G). In no event, however, shall any decrease in the rate, taxes or charges set forth in this Article 6(G) result in a decrease in Rent (which incorporates the Base Charge) set forth in Article 3 above.

            (H) Notwithstanding anything contained to the contrary in this
Article 6, Landlord shall have the right, at its option, to conduct a survey of the Demised Premises by an electrical engineer of Landlord's choosing ("Landlord's Engineer") at any time during the Term of this lease in order to determine Tenant's actual use of electricity therein. In the event that such survey shall reveal that Tenant's then current use of electricity (the "Current Use") exceeds the amount of such use at the time of the initial installation of the lighting fixtures, electrical appliances and office equipment at the Demised Premises (the "Original Use"), Tenant, upon receipt of notice from Landlord ("Landlord's Notice"), shall pay to Landlord an increase in Rent equal to an amount determined by multiplying the Base Charge times the percentage increase in the Current Use over the Original Use. Accordingly, this lease shall automatically be modified by increasing the Rent for the remainder of the Term hereof to reflect such increase and, as evidence of such modification, a written copy of the survey results shall be delivered by Landlord to Tenant and also appended hereto. Any such increase in the Rent shall be retroactive to the date of Tenant's first increased use of electrical current. If Tenant disputes the correctness of the survey conducted by Landlord's Engineer, Tenant shall notify Landlord in writing of such disagreement ("Tenant's Notice") within thirty (30) days of its receipt of Landlord's Notice and Tenant, at its sole expense, shall submit a survey performed by a reputable and independent electrical engineer ("Tenant's Engineer") within twenty one (21) days after Tenant shall have given Tenant's Notice to Landlord. If Landlord and Tenant are unable to resolve the differences between them by agreement within thirty (30) days after receipt by Landlord of a copy of the survey of Tenant's Engineer, the dispute shall be decided by a third reputable and independent electrical engineer ("Third Engineer") selected by Landlord's Engineer and Tenant's Engineer. If Landlord's Engineer and Tenant's Engineer shall fail to agree upon the designation of the Third Engineer within sixty (60) days after the receipt by Landlord of the survey of Tenant's

Engineer, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the Third Engineer. The Third Engineer shall conduct such hearings as he or she deems appropriate and, within thirty (30) days after his or her designation, render his or her determination as to whether the survey of Landlord's Engineer or the survey of Tenant's Engineer is more accurate. The determination by the Third Engineer of which survey is more accurate and should be used by Landlord and Tenant shall be conclusive and binding upon the parties whether or not a judgment shall be entered in any court. The fees of the Third Engineer and the costs of arbitration shall be paid equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration and the fees of expenses of their respective engineer. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the increases set forth in this Article 6 without prejudice to Tenant's position, as herein provided. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of the increase in Rent.

            (I) Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements, provided that such change in the quantity or character of electric service is not due to Landlord's negligence or wrongful acts.

            (J) If Tenant disputes the correctness of any of the charges for services contained in this Article 6 (with the exception of the Base Charge set forth in Subparagraph (E) above), Tenant shall notify Landlord in writing of such disagreement. Promptly thereafter, Tenant, at its sole cost and expense, shall retain a reputable and independent expert in connection with the disputed charges, and shall submit to Landlord, within a reasonable time after its retention of such expert, a report of such expert. If Landlord and Tenant are unable to resolve the differences between them by agreement within thirty (30) days after receipt by Landlord of a copy of the report of Tenant's expert, the dispute shall be decided by a third reputable and independent expert selected by Landlord's expert and Tenant's expert. If Landlord's expert and Tenant's expert shall fail to agree upon the designation of the third expert within sixty (60) days after Landlord's receipt of the quote of Tenant's expert, then either party may apply to the American Arbitration Association or any successor thereto for the designation of the third expert. The third expert shall conduct such hearings as he or she deems appropriate and, within thirty (30) days after his or her designation, render his or her determination as to whether the report of Landlord's expert or the report of Tenant's expert is more accurate. The determination by the third expert of which report is more accurate and should be used by Landlord and Tenant shall be conclusive and binding upon the parties whether or not a judgment shall be entered in any court. The fees of the third expert and the costs of arbitration shall be shared equally by the parties, except that each party shall pay its own counsel fees and expenses, if any, in connection with the arbitration and the fees and expenses of their respective experts. Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall pay the increases set forth in this Article 6 without prejudice to Tenant's position as herein provided. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment of the increase in Rent.

                               LANDLORD'S REPAIRS


       7. Landlord, at its expense, will make all the repairs to and provide the maintenance for the Demised Premises (excluding painting and decorating) and for all public areas and facilities as set forth in Schedule B, except such repairs and maintenance as may be necessitated by the negligence, improper care or use of such premises and facilities, beyond normal wear and tear, by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord at Tenant's expense.


                                  WATER SUPPLY


       8. Landlord, at its expense, shall furnish hot and cold or tempered water for lavatory and sink purposes only.


                                  PARKING FIELD


       9. Tenant shall have the right to use one hundred thirty-four (134) parking spaces, twenty (20) of which shall be located in the reserved parking area under the Building, for the parking of automobiles of Tenant, its employees and invitees, in the parking area designated for tenants of the Building (hereinafter sometimes referred to as "Building Parking Area"), and, subject to the provisions of this Article 9, an additional seventy-five (75) parking spaces, for the parking of automobiles of Tenant, its employees and invitees, in the parking area located at 600 White Plains Road (the "Additional Parking Area"), but at all times subject to the Rules and Regulations now or hereafter adopted by Landlord. Tenant represents that it shall not require the Additional Parking Area upon the Term Commencement Date. Tenant shall provide Landlord with ninety (90) days' notice that Tenant requires the Additional Parking Area ("Additional Parking Notice"). If Landlord shall fail to provide Tenant with the Additional

Parking Area within ninety (90) days of Landlord's receipt of Tenant's Additional Parking Notice, Landlord shall designate, and Tenant shall have the right to use, parking spaces for the parking of automobiles of Tenant, its employees and invitees, at various locations within the parking area of the Tarrytown Corporate Center ("Center Parking Area") until such time as Landlord provides Tenant with the Additional Parking Area. Tenant acknowledges that Landlord shall provide Tenant with the Additional Parking Area pursuant to a license agreement between Landlord and the owner of 600 White Plains Road. Landlord represents that Landlord's estimated costs for the Additional Parking Area are as set forth in Exhibit "3" annexed hereto. The license agreement shall contain a cancellation provision allowing the owner of 600 White Plains Road to terminate the license agreement upon thirty (30) days' written notice to Landlord. In the event of cancellation or other termination of the license agreement, Tenant shall have the right to use a minimum of forty (40) and a maximum of fifty (50) parking spaces for the parking of automobiles of Tenant, its employees and invitees, in the Center Parking Area. Landlord reserves the right to provide Tenant with such spaces at various locations within the Center Parking Area. Tenant shall pay to Landlord, as additional rent hereunder, the actual total costs incurred by Landlord to improve and maintain the Additional Parking Area. Such costs include, but shall not be limited to, Landlord's costs to pave, stripe and provide lighting; the pro rata share of real estate taxes; the license fee paid by Landlord to the owner of 600 White Plains Road; and the operating costs to maintain such parking spaces. Such actual costs incurred by Landlord shall be amortized over the term of this lease and shall be paid by Tenant on a monthly basis within thirty (30) days after Landlord's rendition of a bill with supporting documentation for such costs. Tenant shall use all reasonable efforts to ensure that its officers, agents, employees and invitees do not use, any parking spaces in excess of Tenant's allotted number of spaces therein. Such allotted spaces, which shall include the above-referenced 134 spaces in the Building Parking Area and the 75 spaces in the Additional Parking Area (which latter 75 spaces may be replaced with the 40 to 50 spaces located in the Center Parking Area under the circumstances set forth above) are herein referred to as the "Permitted Parking" and Tenant hereby agrees that the spaces used by Tenant and its employees and invitees shall not exceed the Permitted Parking. To assist Landlord in monitoring whether the number of spaces used by Tenant, its employees and invitees exceed the Permitted Parking, Tenant agrees to provide Landlord with a list containing the name, address, license plate number and a vehicle description for each of Tenant's employees who work at the Building, including all permanent, temporary and part-time employees. Such list shall contain the foregoing information on both the employees of Tenant who drive to work and those who do not drive to work. Tenant agrees to provide Landlord with an updated list on the first day of each month during the term of this Lease or any renewal or extension hereof if not otherwise requested by Landlord, or within five (5) days of Landlord's request, to reflect changes in employee information and/or the addition or deletion of employees. Tenant shall designate on such list which lot each of its employees shall be required to park in and Tenant shall issue to each of its employees a color coded parking sticker supplied by Landlord so that Landlord can determine if each employee is parking in the proper lot. Tenant shall require each employee to agree, as a condition of its employment with Tenant, that (a) each employee park only in the lot assigned to it, and (b) each employee acknowledge in writing that, if such employee shall park in a lot not assigned to such employee (whether or not such employee has a sticker on its automobile), Landlord shall be permitted to tow or boot the automobile of such employee and that such employee shall not hold Landlord or its employees or agents responsible for any damage that may be caused to such employee's automobile by reason of such towing or booting. Tenant hereby agrees to indemnify and defend Landlord and its employees and agents from any liability, damage or expense which they may incur, including reasonable attorney fees, by reason of a claim for damage asserted by one of Tenant's employees. Tenant hereby agrees to cooperate with Landlord in the enforcement of the foregoing conditions.

       In the event that one or more of Tenant's employees is in violation of the provisions of this Article 9, Landlord shall provide Tenant with notice of such violation ("First Violation Notice"). Within five (5) days of receipt of the First Violation Notice, Tenant shall provide the employee(s) who has violated the provisions of this Article 9 with notice of such violation and a warning that upon a second violation, the employee shall be terminated. In the event that Landlord shall give Tenant a second notice of violation relating to the same employee(s) and/or vehicle(s) ("Second Violation Notice") in an eighteen (18) month period Tenant shall terminate such employee by written notice sent to such employee, with a copy to Landlord, within five (5) days of Tenant's receipt of such Second Violation Notice. In the event Tenant fails to terminate such employee within five (5) days of Tenant's receipt of such Second Violation Notice or if Tenant fails to provide Landlord with a copy of the notice terminating such employee, Landlord shall have the right, in addition to all other rights and remedies of Landlord set forth in this lease, to charge Tenant, as additional rent, and Tenant shall pay to Landlord upon demand therefor, a per diem fee equal to thirty ($30.00) dollars for Tenant's employee's violation of this Article 9. In addition, Tenant shall be responsible and reimburse Landlord for all costs incurred by Landlord in monitoring or enforcing Tenant's proper use of the Building Parking Area and the Additional Parking Area, including, without limitation, the cost of a security guard, if any. In the event Landlord shall provide Tenant with one (1) additional Second Violation Notice in an eighteen (18) month period, the above-referenced per diem fee shall be increased to sixty ($60.00) dollars for each vehicle subject to such Second Violation Notice. Tenant hereby agrees that, prior to Tenant or its employees or invitees making use of the Additional Parking Area or Center Parking Area, Tenant shall deliver to Landlord an endorsement to the liability coverage which Tenant is required to cover under Article 27(D) below acknowledging that such coverage extends to the use by Tenant and its employees and invitees of the Additional Parking Area or the Center Parking Area, as may be the case. Landlord, at Tenant's expense, shall post a sign in the Additional Parking Area warning Tenant's employees to use caution in crossing the road from the Additional Parking Area to the Building and to cross only in the crosswalks.


                                    DIRECTORY


       10. Landlord will furnish on the building directories listings requested by Tenant, however, the total number of lines on the building directories devoted to Tenant's listings shall not exceed Tenant's Proportionate Share of the total number of lines on the building directories devoted to all tenants of the Building. The initial listings will be made at Landlord's expense and any subsequent changes by Tenant shall be made at Tenant's expense. Landlord's acceptance of any name for listing on the directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this lease, to any sublease, assignment or other occupancy of the Premises.


                             TAXES AND OTHER CHARGES


       11. (A) As used in and for the purposes of this Article 11, the following definitions shall apply:

           (i) "Taxes" shall be the real estate taxes, assessments, special or otherwise, sewer rents, rates and charges, and any other governmental charges, general, specific, ordinary or extraordinary, presently existing or created hereafter, foreseen or unforeseen, and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Real Property for the operation thereof, which on the basis of any calendar year or fiscal year may be assessed, levied, confirmed, imposed upon, or become due and payable out of, or become a lien against the Real Property. If at any time during the Term the method of taxation prevailing at the date hereof shall be altered so that there shall be levied, assessed or imposed in lieu of, or as in addition to, or as a substitute for, the whole or any part of the taxes, levies, impositions or charges now levied, assessed or imposed on all or any part of the Real Property (a) a tax, assessment, levy, imposition or charge based upon the rents received by Landlord, whether or not wholly or partially as a capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed on Landlord, or (c) a license fee measured by the rent payable by Tenant to Landlord, or (d) any other tax, levy, imposition, charge or license fee however described or imposed; then all such taxes, levies, impositions, charges or license fees or any part thereof, so measured or based, shall be deemed to be Taxes.

           (ii) "Base Year Taxes" shall be the Taxes actually due and payable in the 1996/97 tax year with respect to school taxes and the 1997 tax year with respect to state and county taxes.

           (iii) "Escalation Year" shall mean each calendar year after 1997 which shall include any part of the Demised Term.

           (iv) "Real Property" shall be the land upon which the Building stands and any part or parts thereof utilized for parking, landscaped areas or otherwise used in connection with the Building, and the Building and other improvements appurtenant thereto. Landlord represents that the current tax map designation for the Real Property is Section 25, Street 54, Block 00000, Parcel P27A2-329A. Landlord represents that the 1996 town and county taxes are approximately $173,776.00 and the 1996-97 school taxes are approximately $222,718.00.

       (B) Tenant shall pay Landlord increases in Taxes levied against the Real Property as follows: If the Taxes actually due and payable with respect to the Real Property in any Escalation Year shall be increased above the Base Year Taxes, then Tenant shall pay to Landlord, as additional rent for such Escalation Year, a sum equal to Tenant's Proportionate Share of said increase ("Tenant's Tax Payment" or "Tax Payment").

       (C) Landlord shall render to Tenant a statement containing a computation of Tenant's Tax Payment ("Landlord's Statement"). Within thirty (30) days after the rendition of the Landlord's Statement, Tenant shall pay to Landlord the amount of Tenant's Tax Payment. If Tenant's Tax Payment shall exceed the then current monthly installment of Rent due under this Lease, Tenant shall be permitted to pay Tenant's Tax Payment in two equal consecutive monthly installments, the first of which shall be paid within such thirty (30) day period. On the first day of each month following the rendition of each Landlord's Statement, Tenant shall pay to Landlord, on account of Tenant's next Tax Payment, a sum equal to one-twelfth (1/12th) of Tenant's last Tax Payment due hereunder, which sum shall be subject to adjustment for subsequent increases in Taxes. Upon Landlord receiving notice of a subsequent increase in Taxes, Landlord shall have the right to increase the monthly installments of Tenant's Tax Payment then due from Tenant by an amount sufficient to compensate Landlord for any previous deficiencies in installments and thereafter the monthly installments shall be increased on a pro rata basis so that installments due from Tenant shall be such as to be sufficient to fully pay Tenant's Proportionate Share of the respective Taxes at least one month prior to the due date of such Taxes.

           (D) Landlord's failure to render a Landlord's Statement with respect to any Escalation Year shall not prejudice Landlord's right to render a Landlord's Statement with respect to any Escalation Year. If Landlord fails to render a Landlord's Statement for any Escalation Year, Tenant shall be permitted to pay the additional rent set forth in such Landlord's Statement over a period of time equal to the period of Landlord's delay in rendering Landlord's Statement, provided, however, if such Landlord's Statement is rendered prior to the end of the Term, Tenant shall pay such additional rent in full prior to the end of the Term. The obligation of Landlord and Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive for one (1) year following the expiration or any sooner termination of the Demised Term.

           (E) Tenant shall not, without Landlord's prior written consent, institute or maintain any action, proceeding or application in any court or body or with any governmental authority for the purpose of changing the Taxes. Tenant acknowledges that Landlord may have, prior to the date of this lease, initiated application for a decrease in the assessed valuation with respect to the Real Property. Landlord represents that the Real Property is not subject to a phased-in increase in assessed valuation. Tenant acknowledges and agrees that any reduction in Taxes which may result from any proceeding involving the application for a decrease in Taxes with respect to the Real Property will not be paid to Tenant in the amount of Tenant's Proportionate Share or otherwise and will not be subtracted from the Taxes payable or paid by Tenant for the tax year to which the reduction, refund or abatement applies and that no reimbursement shall be made by Landlord to Tenant after Landlord receives or is credited with such refund, reduction or abatement. If Landlord obtains a (i) reduction or an abatement in the assessment of the Real Property and/or a (ii) reduction or an abatement in Base Year Taxes, then Base Year Taxes, as utilized for purposes of calculating Tenant's Proportionate Share of Taxes due pursuant to this lease shall be in an amount equal to the tax rates which were in effect during the base years set forth above times the assessed valuation of the Real Property as so reduced. If during the Term of this lease, Taxes are reduced for any tax year and a tax certiorari proceeding or any other proceeding, judicial or otherwise, is pending for the base years (or any of the base years) then for purposes of calculating Base Year Taxes, Landlord may utilize such reduced assessed valuation in calculating Tenant's Proportionate Share of Taxes. In such an event, Landlord shall determine Base Year Taxes to be equal to the tax rates in effect for the base years times the reduced assessed valuation for such interim year. After the assessed valuations for the base years are finally determined, Landlord shall issue a statement reconciling all tax years affected by such final determination and Tenant shall remit such additional funds as may be payable with respect to Tenant's Proportionate Share of Taxes, or Landlord shall refund to Tenant any excess payments made by Tenant with respect to Tenant's Proportionate Share. In the event Landlord receives a reduction in the assessed valuation of the Real Property for the base years set forth above and such reduced assessment is phased in over a period of time, Tenant's contributions to Taxes shall be calculated by applying the applicable tax rate to increases over the base assessment rather than increases over the phase in assessment. However, if Landlord obtains a reduction in tax assessments which results in a reduction in Taxes for any tax year as a result of proceedings respecting applications filed or made on or after the date of execution of this lease, then for purposes of calculating Tenant's Proportionate Share of Taxes due pursuant to this lease for such tax year the Taxes imposed shall be reduced accordingly and, if Landlord shall receive any tax refund or remission in respect to the Taxes for any tax year which Tenant has paid Tenant's Proportionate Share of the Taxes as herein provided, then Landlord shall reimburse Tenant for Tenant's Proportionate Share thereof, after first deducting therefrom the share of Landlord's cost and expense in procuring such refund or remission proportionately attributed to the reimbursement due to Tenant. Provided Tenant is not then in default, Landlord's obligation to make such reimbursements to Tenant shall survive the expiration of the term of this lease.


                            OPERATING COST INCREASES


       12. (A) For purposes of this lease, the terms "Operating Costs" and "Base Operating Costs" shall be defined as follows:

           (i) The term "Operating Costs" shall mean and include the aggregate of all those expenses, adjusted for full occupancy, to the extent incurred in respect to the operation and maintenance (whether capital or non-capital in nature) of the Real Property (as such term is defined in Article 11(A)(iv)) in accordance with accepted principles of sound management and accounting practices as applied to the operation and maintenance of non-institutional first class office properties, including any and all of the following: salaries, wages, hospitalization, medical, surgical and general welfare benefits (including group life insurance), pension payments, payroll taxes and workmen's compensation of and respecting employees of Landlord engaged in the operation and maintenance of the Real Property (including, among others, that of the Real Property or Building manager and such manager's administrative staff); all insurance carried by Landlord applicable to the Real Property (including, without limitation, primary and excess liability, vehicle insurance, fire and extended coverage, vandalism and all broad form coverage, riot, strike and war risk insurance, flood insurance, boiler insurance, plate glass insurance, rent insurance and sign insurance); maintenance and repairs of grounds (including, without limitation, all landscaping, statuary, exhibits, displays, walks, parking and other vehicle ways and areas and common areas), underground conduits, pipes, line equipment and systems; repaving, resurfacing and painting (including line painting); removal of snow, ice, trash, garbage and other refuse; common area light and power, steam, fuel (including oil and/or gas used to heat the Building), utility taxes and water and sewer rental; cleaning, cleaning supplies, uniforms and dry cleaning and window cleaning; legal expenses (other than those for preparation of this and other leases) and accounting fees; taxes other than real estate taxes or Landlord's income taxes (including, without limitation, sales and use taxes); service contracts with independent contractors, energy providers and/or consultants, security systems and security personnel, and traffic systems and traffic personnel; telephone, telegraph and stationary; advertising; and all other expenses paid in connection with the operation of the Real Property. All such expenses are subject to Landlord's overhead and administrative cost of fifteen (15%) percent.

       The costs of capital equipment or capital expenditures shall be included in Operating Costs in the year in which the costs are incurred and in any subsequent years, on a straight-line basis, amortized over the useful life of such items, with an interest factor equal to the interest rate payable by Landlord on such item. Operating Costs shall not include: (1) expenses for repairs or other work occasioned by fire or other insured casualty; (2) expenses incurred in connection with leasing and procuring new tenants and evicting existing tenants; (3) interest or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases, and/or; (4) wages, salaries or other compensation paid to any executive employee of Landlord above the grade of Real Property or Building manager.

       (ii) The term "Base Operating Costs" shall mean the Operating Costs in effect for the calendar year ending December 31, 1996 (whether or not retroactively determined).

       (B) Tenant shall pay to Landlord increases in Operating Costs as follows:
If the Operating Costs actually incurred by Landlord in any Escalation Year (as such term is defined in Article 11(A)(iii)) shall exceed the Base Operating Costs, then Tenant shall pay to Landlord, as additional rent for said Escalation Year, a sum equal to Tenant's Proportionate Share of the difference between said Operating Costs and the Base Operating Costs ("Tenant's Cost Payment" or "Cost Payment").

       (C) Landlord shall render to Tenant a statement containing a computation of Tenant's Cost Payment ("Landlord's Cost Statement") with respect to each Escalation Year occurring in whole or part during the Term of this lease. Within thirty (30) days after rendition of Landlord's Cost Statement relating to the first Escalation Year, Tenant shall pay to Landlord, as additional rent, the full amount of Tenant's Cost Payment shown thereon. If Tenant's Cost Payment shall exceed the then current monthly installment of Rent due under this lease, Tenant shall be permitted to pay Tenant's Cost Payment in two (2) equal consecutive monthly installments, the first of which installment shall be paid within such thirty (30) day period. In addition, on the first day of each month following the rendition of each Landlord's Cost Statement, Tenant shall pay to Landlord, on account of Tenant's next Cost Payment, a sum equal to one-twelfth (1/12th) of Tenant's last Cost Payment due hereunder, which sum shall be subject to adjustment for subsequent increases in Operating Costs. Notwithstanding anything to the contrary set forth above, in the event the Operating Costs for any Escalation Year shall be less than Base Operating Costs, Tenant shall receive a credit against the Rent in an amount equal to Tenant's Proportionate Share of such decrease in Operating Costs but in no event shall such credit reduce the Rent due under this lease below the amount set forth in Article 3 for the applicable period. Provided Tenant is not then in default, if Tenant has not received its full credit at the time of the expiration of the term of this lease, Landlord shall pay to Tenant at that time the amount of any such unapplied credit.

       (D) All Landlord's Costs Statements after the first Landlord's Cost Statement shall include the following amounts with respect to the Escalation Year to which they apply: (i) the total Operating Costs incurred by Landlord during the Escalation Year in question; (ii) Tenant's Cost Payment for such Escalation Year; (iii) all amounts paid by Tenant during such Escalation Year on account of the subject Cost Payment; and (iv) the amount of the difference, if any, between Cost Payment for such Escalation Year and the amounts paid by Tenant during such Escalation Year on account of the subject Cost Payment. Within thirty (30) days after the rendition of such Landlord's Cost Statement, Tenant shall pay to Landlord, as additional rent, the amount of the difference referred to in (iv) above, if any. In addition, together with such payment, Tenant shall pay to Landlord, for each month that has transpired since the commencement of the current Escalation Year and the rendition of the subject Landlord's Cost Statement, the difference between one-twelfth (1/12th) of the Cost Payment shown on such statements and the monthly payments toward Tenant's Cost Payment made by Tenant for the prior months of such current Escalation Year. In addition, on the first day of each month following the rendition of the subject Landlord's Cost Statement, Tenant shall pay to landlord, on account of the next Tenant's Cost Payment, one-twelfth (1/12th) of the Cost Payment shown on the subject Landlord's Cost Statement.

       (E) If Landlord shall incur or bill for a retroactive increase in Operating Costs, Tenant shall pay Landlord the total amount of the additional rent resulting from such retroactive increase on the first day of the month following demand therefor by Landlord.

       (F) Every notice given by Landlord pursuant to this Article, including, without limitation, Landlord's Cost Statement, shall be conclusive and binding upon Tenant unless within forty-five (45) days after the receipt of such notice, Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect. Upon such notification by Tenant, Tenant may, on ten (10) days' notice to Landlord, conduct an audit, at Landlord's place of business during business hours, relating to Landlord's Cost Statement. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay additional rent or accept credit in accordance with Landlord's notice and such payment or acceptance shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's Cost Statement.

       (G) Landlord's failure to render a Landlord's Cost Statement with respect to any Escalation Year shall not prejudice Landlord's right to render a Landlord's Cost Statement with respect to any Escalation Year. If Landlord fails to render a Landlord's Cost Statement for any Escalation Year, Tenant shall be permitted to pay the additional rent set forth in Landlord's Cost Statement over a period of time equal to the period of Landlord's delay in rendering Landlord's Cost Statement. The obligations of Tenant under the provisions of this Article with respect to any additional rent for any Escalation Year shall survive for one (1) year following the expiration or any sooner termination of the Demised Term.


                                TENANT'S REPAIRS


         13. Tenant shall take good care of the Demised Premises and, subject to the provisions of Article 7 hereof, Landlord at the expense of Tenant, shall make as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents or licensees, all repairs in and about the Demised Premises necessary to preserve them in good order and condition, reasonable wear and tear excepted. Except as provided in Article 26 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or of Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof. Notwithstanding the foregoing, Landlord shall use reasonable efforts not to unreasonably interfere with the conduct of Tenant's business, provided that Landlord's reasonable efforts shall not be deemed to include the use of overtime services.


                            FIXTURES & INSTALLATIONS


         14. All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord (except for purposes of sales tax which shall remain Tenant's obligation). All trade fixtures, furniture, furnishings and other articles of movable personal property owned by Tenant and located within the Premises (collectively, "Tenant's Property") may be removed from the Premises by Tenant at any time during the Term. Tenant, before so removing Tenant's Property, shall establish to Landlord's reasonable satisfaction that no structural damage or change will result from such removal and that Tenant can and promptly will repair and restore any damage caused by such removal without cost or charge to Landlord. Any such repair and removal shall itself be deemed an Alteration (as defined in Article 15 below) within the purview of this lease. Any Tenant's Property for which Landlord shall have granted any allowance, contribution or credit to Tenant shall, at Landlord's option, not be so removed. All the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.


                                   ALTERATIONS


         14. After completion of the Demised Premises as set forth in Schedule A, Tenant shall make no alterations, installations, additions or improvements (hereinafter collectively referred to as "Alterations") in or to the Demised Premises. Tenant may make written request to Landlord that certain Alterations be made to the Demised Premises, but all such Alterations shall be performed, if at all, (i) with Landlord's consent, which shall not be unreasonably withheld, and in the reasonable discretion of Landlord (including, the manner and timing of such performance), (ii) by Landlord or its designee and (iii) at the sole cost and expense of Tenant. Any Alteration to be performed in, on or to the Demised Premises shall be performed by Landlord (which term as used in this Article 15(A) shall be deemed to include Landlord and/or Landlord's contractor) and Tenant shall pay Landlord for the value of such Alteration. As used herein, the term "value" shall mean that Landlord shall perform all work in connection with the Alteration on a "cost-plus" basis, whereby "value" shall include, but not be limited to, the cost of sub-contractors, material, equipment rental, permits, fees, taxes, insurance, debris removal, safety, labor, project management and all other expenses incurred by Landlord in the performance of such work and shall also include a general contractor's fee equal to fifteen (15%) percent of the total of all other costs included in the calculation thereof. Landlord agrees to solicit bids from at least three (3) separate sub-contractors with respect to each portion of Alterations to be performed, the name of one (1) of which may be supplied by Tenant. Landlord shall provide the same bid package to all bidders for each portion of the work to be performed. Upon receipt of the respective bids, Landlord shall provide Tenant's architect with copies of each such bid by either facsimile or overnight courier. Within two (2) business days after his receipt of such bids, Tenant's architect shall recommend to Landlord or Landlord's architect which bid he believes Landlord should accept. Although Landlord shall take into account the recommendation of Tenant's architect, Landlord shall have the absolute right to select the bid of the sub-contractor which it believes is best qualified to perform the work covered by the respective bid. In determining which sub-contractors are best qualified to perform that portion of the work specified in the bids, Landlord shall take into account such factors as the amount of the bid and the skill, experience and reputation of the sub-contractor.

                               REQUIREMENTS OF LAW


         16. (A) Tenant, at Tenant's sole cost and expense, shall comply with all statutes, laws, ordinances, orders, regulations and notices of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof, except that Tenant shall not be required to make any structural alterations or remediation in order so to comply unless such alterations or remediation shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant, or any such person.

           (B) The parties acknowledge that there are certain Federal, State and local laws, regulations and guidelines now in effect and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises, the Building, and the land of which the Premises and the Building may be a part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this lease.

           (C) Tenant shall keep or cause the Premises to be kept free of Hazardous Materials (hereinafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, State and Local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any person or entity claiming through or under Tenant or any of their employees, contractors, agents, visitors or licensees (collectively, "Related Parties"), a release of Hazardous Materials onto the Premises or onto any other property. Tenant shall comply with and ensure compliance by all Related Parties with all applicable Federal, State and Local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all Related Parties obtain and comply with, any and all approvals, registrations or permits required thereunder. Tenant shall not, however, be responsible for any Hazardous Materials used in Landlord's Initial Construction, provided such is performed by Landlord, nor shall Tenant be responsible for any Hazardous Materials existing on the Premises prior to the date of this lease. With respect to Hazardous Materials for which Tenant is responsible hereunder, Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal and other actions necessary to clean up and remove such Hazardous Materials, on, from, or affecting the Premises (a) in accordance with all applicable Federal, State and Local laws, ordinances, rules, regulations, policies, orders and directives, and
(b) to the satisfaction of Landlord, and (ii) defend, indemnify, and hold harmless Landlord, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, release, or threatened release of such Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event this lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Premises to Landlord free of any and all Hazardous Materials for which Tenant is responsible hereunder so that the conditions of the Premises shall conform with all applicable Federal, State and Local laws, ordinances, rules or regulations affecting the Premises. For purposes of this paragraph, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, State or Local environmental law, ordinance, rule, or regulation. Notwithstanding the foregoing, "Hazardous Materials" does not include usual cleaning and office supplies, provided such supplies are used in compliance with all applicable laws, ordinances, rules or regulations. Landlord represents that, to the best of Landlord's knowledge, the Premises are not in violation of any applicable environmental law, ordinance, rule or regulation.


                                   END OF TERM


         17. (A) Upon the expiration or other termination of the Term of this lease, Tenant shall, at its own expense, quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear, tear and damage by fire or other insured casualty excepted, and Tenant shall remove all of its property and shall pay the cost to repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the Premises shall be deemed abandoned by Tenant and may be retained by Landlord, as its property, or disposed of in any manner deemed appropriate by the Landlord. Any reasonable expense incurred by Landlord in removing or disposing of such property shall be reimbursed to Landlord by Tenant on demand. Notwithstanding the foregoing, Tenant shall not be required to remove any Alterations performed by Tenant with Landlord's consent, or any Alterations performed by Landlord on behalf of Tenant. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover or summary proceeding which Landlord may institute to enforce the foregoing provisions of this Article. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this lease. If the last day of the Term of this lease or any renewal hereof falls on Sunday or a legal holiday, this lease shall expire on the business day immediately following. Tenant's obligations under this Article 17 shall survive the Expiration Date or sooner termination of this lease.

                              (B) In the event of any holding over by Tenant
after the expiration or termination of this lease without the consent of Landlord, Tenant shall:

                                     (i)  pay as holdover rental for each month
of the holdover tenancy an amount equal to one hundred fifty (150%) percent of the Rent payable by Tenant for the third month prior to the Expiration Date of the term of this lease, and otherwise observe, fulfill and perform all of its obligations under this lease, including but not limited to, those pertaining to additional rent, in accordance with its terms;

                                     (ii)  be liable to Landlord for any actual
payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Premises by reason of the holdover over by Tenant.

                            No holding over by Tenant after the Term shall
operate to extend the Term.

                            The holdover, with respect to all or any part of the
Premises, of a person deriving an interest in the Premises from or through Tenant, including, but not limited to, an assignee or subtenant, shall be deemed a holdover by Tenant.

                            Notwithstanding anything in this Article contained
to the contrary, the acceptance of any Rent paid by Tenant pursuant to this Paragraph 17(B), shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

                            (C)  If at any time during the last six (6) months
of the Term, Tenant shall have removed all or substantially all of Tenant's property from the Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Premises, without elimination, diminution or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this lease. Notwithstanding the foregoing, Tenant shall be relieved of its obligation to pay Rent and additional rent from the date on which Landlord commences construction (which term shall not be construed to include demolition) in the Premises on behalf of another tenant during the last six (6) months of the Term. Landlord shall provide Tenant with notice of the date on which it plans to commence such construction.


                                 QUIET ENJOYMENT


         18. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 23.


                                      SIGNS


         19. (A) Except as otherwise provided in Article 19(B) hereof, no signs or lettering of any nature may be put on or in any window or on the exterior of the Building or elsewhere within the Demised Premises such as will be visible from the street. No sign or lettering in the public corridors or on the doors is permitted except where Tenant has obtained the prior written consent of Landlord to all such signs or lettering and all sources constructing or furnishing such signs or lettering. Landlord, at its expense, shall provide Tenant with initial Building and floor directory signage.

          (B) In the event that and at such time as Tenant's Proportionate Share shall be greater than or equal to fifty (50%) percent, on account of Tenant's leasing from Landlord no less than one-half of the total rentable square footage of the Building, Tenant shall have the right to install one (1) monument or lawn sign, to be located at the entrance to the Building or to the Building Parking Area, containing the name and/or logo of Tenant. Such exterior sign shall be designed by Tenant, at Tenant's sole cost and expense, in strict accordance with all Landlord's requirements and all applicable law. Such exterior sign shall be installed and maintained by Landlord at Tenant's sole cost and expense. Tenant shall indemnify Landlord against any claim, loss, cost or damage, including, without limitation, reasonable attorney fees, suffered or incurred by Landlord arising out of or in connection with such exterior sign.


                              RULES AND REGULATIONS


         20. Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully observe and comply with, and shall not permit violation of, the Rules and Regulations set forth on Schedule C annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord's judgment, shall be necessary for the reputation, safety, care and appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition, in any lease by any other tenant in the Building. Notwithstanding the foregoing, Landlord shall not amend the Rules and Regulations in a manner that will discriminate against Tenant.


                            RIGHT TO SUBLET OR ASSIGN


         21. (A) Tenant covenants that it shall not assign this lease nor sublet the Demised Premises or any part thereof, by operation of law or otherwise, including, without limitation, an assignment or subletting as defined in (D) below, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed, except on the conditions hereinafter stated. Tenant may assign this lease or sublet all or a portion of the Demised Premises with Landlord's written consent, provided:

                        (i) That such assignment or sublease is for a use which is in compliance with this lease and the then existing zoning regulations and the Certificate of Occupancy;

                       (ii) That, at the time of such assignment or subletting, there is no default beyond applicable notice and cure periods under the terms of this lease on the Tenant's part;

                     (iii) That, in the event of an assignment, the assignee shall assume in writing the performance of all of the terms and obligations of the within lease;

                      (iv) That a duplicate original of said assignment or sublease shall be delivered by certified mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee, as required pursuant to subparagraph (B) hereof;

                        (v) Such assignment or subletting shall not, however, release the within Tenant or any successor tenant or any guarantor from their liability for the full and faithful performance of all of the terms and conditions of this lease;

                       (vi) If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may after default by Tenant collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved; and

                       (vii) That, in the event Tenant shall request Landlord's consent to a proposed assignment of this lease or proposed sublease of all or a portion of the Demised Premises, Tenant shall pay or reimburse to Landlord the reasonable attorney fees incurred by Landlord in processing such request.

                            (B)     Notwithstanding anything contained in this
Article 21 to the contrary, no assignment or underletting shall be made by Tenant in any event until Tenant has offered to terminate this lease as of the last day of any calendar month during the Term hereof and to vacate and surrender the Demised Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed lease). Simultaneously with said offer to terminate this lease, Tenant shall advise the Landlord, in writing, of the name and address of the proposed assignee or subtenant, a reasonably detailed statement of the proposed subtenant/assignee's business, reasonably detailed financial references, and all the terms, covenants, and conditions of the proposed sublease or assignment.

                            (C)     Tenant may, without the consent of Landlord,
assign this lease to an affiliated (i.e., a corporation 20% or more of whose capital stock is owned by the same stockholders owning 20% or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or stock or with which it may be consolidated or merged, provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further than Tenant shall not be released or discharged from any liability under this lease by reason of such assignment.

                            (D)  For purposes of this Article 21(i), the
transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease, or of such sublease, as the case may be; (ii) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law or otherwise, shall be bound by the provisions of this Article 21; and (iii) a modification or amendment of a sublease shall be deemed a sublease. Notwithstanding the foregoing, if Tenant is a publicly-traded company whose stock is traded on a national exchange, the transfer of stock on such an exchange shall not be a prohibited assignment.

                            (E)     Tenant shall not mortgage, pledge,
hypothecate or otherwise encumber its interest under this lease without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

                            (F)     Without affecting any of its other
obligations under this lease, except with respect to any permitted assignment or subletting under Article 21(C) hereof, Tenant will pay Landlord as additional rent fifty (50%) percent of such sums or other economic consideration, which (i) are due and payable to Tenant as a result of an assignment or subletting (to which Landlord has given its prior written consent) whether or not referred to as rentals under the assignment or sublease (after deducting therefrom the reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting in question provided such costs were approved by Landlord when it approved the assignment or sublease); and (ii) exceed in total the sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such assignment or sublease). The failure or inability of the assignee or subtenant to pay rent pursuant to the assignment or sublease will not relieve Tenant from its obligations to Landlord under this Article 21(G). Tenant will not amend the assignment in such a way as to reduce or delay payment of amounts which are provided in the assignment approved by Landlord.

                            (H)     Landlord agrees that it shall not
unreasonably withhold its consent to a subletting or assignment in accordance with the terms of this Article 21. In determining reasonableness, there shall be taken into account the character and reputation of the proposed subtenant or assignee, the specific nature of the proposed subtenant's or assignee's business and whether same is in keeping with other tenancies in the building; the financial standing of the proposed subtenant or assignee; and the impact of all of the foregoing upon the Building and the other tenants of Landlord therein. Landlord shall not be deemed to have unreasonably withheld its consent if it refuses to consent to a subletting or assignment to an existing tenant in any building in the Tarrytown area which is owned by Landlord or its affiliate or to a proposed subtenant or assignee with whom Landlord is then currently negotiating a lease or if at the time of Tenant's request, Tenant is in default, beyond applicable grace and notice periods provided herein for the cure thereof, of any of the terms, covenants and conditions of this lease to be performed by Tenant. At least thirty (30) days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a written notice of the proposed subletting or assignment, which notice shall contain or be accompanied by the following information:

                            (i)       the name and address of the proposed
subtenant or assignee;

                            (ii)      the nature and character of the business
of the proposed subtenant or assignee and its proposed use of the premises to be demised;

                            (iii)   the most recent three (3) years of balance
sheets and profit and loss statements of the proposed subtenant or assignee or other financial information satisfactory to Landlord; and

                            (iv)      such shall be accompanied by a copy of the
proposed sublease or assignment of lease.

Notwithstanding the foregoing, Tenant agrees that it and anyone holding through Tenant shall not sublet or assign all or any portion of the Demised Premises to any subtenant or assignee who will use the Demised Premises or a portion thereof for any of the following designated uses nor for any other use which is substantially similar to any one of the following designated uses:

                            (i)       federal, state or local governmental
division, department or agency which generates heavy public traffic, including, without limitation, court, social security offices, labor department office, drug enforcement agency, motor vehicle agency, postal service, military recruitment office;

                            (ii)      union or labor organization;

                            (iii)   office for the practice of medicine,
dentistry or the rendering of other health related services;

                            (iv)      chemical or pharmaceutical company
provided; however, that the subletting or assignment to such a company which will use the premises only for executive, general and sales offices and waive the right to conduct any research and development shall not be prohibited;

                            (v)       insurance claims office, including, but
not limited to, unemployment insurance or worker's compensation insurance.


                          LANDLORD'S ACCESS TO PREMISES


         22. (A) Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all reasonable times on reasonable notice, except in an emergency, to examine the same, and to show them to ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefor. During the twelve (12) months prior to the expiration of the Term of this lease, or any renewal term, Landlord may, on reasonable notice to Tenant, exhibit the Demised Premises to prospective tenants of the Demised Premises or purchasers of the Building at all reasonable hours and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or forcibly in an emergency, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property).

          (B) Landlord shall also have the right, at any time and upon notice to Tenant, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises. Landlord shall also have the right, at any time, to name the Building, including, but not limited to, the use of appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known. In exercising its rights under this Article 22(B), Landlord shall use reasonable efforts not to interfere with the conduct of Tenant's business.

          (C) Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.

          (D) The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Notwithstanding the foregoing, if Landlord exercises its rights under this Article 22 in a malicious manner, Tenant shall be entitled to maintain an action against Landlord for damages sustained by Tenant as a result of such malicious conduct.


                                  SUBORDINATION


       23. (A) This lease and all rights of Tenant hereunder are, and shall be, subject and subordinate in all respects to all ground leases and/or underlying leases and to all first mortgages and building loan agreements which may now or hereafter be placed on or affect such leases and/or the Real Property of which the Demised Premises form a part, or any part or parts of such Real Property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

          (B) Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

          (C) Tenant shall, at any time and from time to time, upon not less than five (5) days prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage thereof. If, in connection with obtaining financing for the Building and the land allocated to it, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created. If, in connection with such financing, such institutional lender shall require financial audited information on the Tenant, Tenant shall promptly comply with such request. For purposes of this Article 23(C), if Tenant is a public company, the financial statements contained in Tenant's annual and periodic reports filed with the Securities and Exchange Commission shall be deemed acceptable.

          (D) The Tenant covenants and agrees that if by reason of a default under any underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the premises), such underlying lease and the leasehold estate of the Landlord in the premises demised hereby is terminated, providing notice has been given to the Tenant and leasehold mortgagee, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this lease or to anyone who shall succeed to the interest of the Landlord or to the lessee of a new underlying lease entered into pursuant to the provisions of such underlying lease, and will recognize such holder and/or such lessee as the Tenant's landlord of this lease. The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord or of the lessor under any such underlying lease, any instrument which may be necessary or appropriate to evidence such attornment. The Tenant further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give the Tenant any right of election to terminate this lease or to surrender possession of the premises hereby in the event any proceeding is brought by the lessor under any underlying lease to terminate the same, and agrees that unless and until any such lessor, in connection with any such proceeding, shall elect to terminate this lease and the rights of the Tenant hereunder, this lease shall not be affected in any way whatsoever by any such proceeding.

          (E) Landlord represents that there currently is no mortgage encumbering the Building. Landlord shall use reasonable efforts to deliver a subordination, attornment and nondisturbance agreement ("Nondisturbance Agreement") from Landlord's future mortgagees on each such mortgagee's standard form, which shall provide, inter alia, that the leasehold estate granted to Tenant under this lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord's lender, so long as Tenant shall not be in default under this lease beyond applicable notice and cure periods and shall pay all sums due under this lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants, and conditions of this lease on the part of Tenant to be performed and/or complied with, and in the event a subsequent mortgagee or its respective successors or assigns shall enter into and lawfully become possessed of the Premises covered by this lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord. In the event a future mortgagee shall be unwilling to enter into a Nondisturbance Agreement as aforesaid, this lease shall remain in full force and effect and the obligations of Tenant shall not in any manner be affected except that, anything to the contrary contained in this lease notwithstanding, this lease shall not be subject and subordinate to such future mortgage.


                       PROPERTY LOSS, DAMAGE REIMBURSEMENT


         24. Landlord or its agents shall not be liable for any damages to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent for all expenditures (including, without limitation, reasonable attorneys' fees) made by, or damages or fines sustained or incurred by, Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.


                               TENANT'S INDEMNITY


         25. Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or other thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premises during any other period of occupancy by Tenant including the Term of this lease and during the period of time, if any, prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises or Tenant's occupancy thereof due to or arising from any act or omissions or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend (or cause an appropriate party to resist or defend) such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord. Counsel designated by Tenant's insurance company shall be deemed satisfactory to Landlord.


                      DESTRUCTION - FIRE OR OTHER CASUALTY


         26. (A) Except as otherwise provided herein, if the Premises or any part thereof shall be damaged by fire or other casualty and

Tenant gives prompt notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage. The Rent shall be abated to the extent that the Premises shall have been rendered untenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be substantially repaired or rebuilt, in proportion which the area of the part of the Premises so rendered untenantable bears to the total area of the Premises.

          (B) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and Landlord has not terminated this lease pursuant to Subsection (C), then the Rent and all items of additional rent required hereunder shall be paid by Tenant for all periods or partial periods up to the date of such fire of casualty and thenceforth shall cease until such time as the Demised Premises and Tenant's access thereto have been repaired and restored by Landlord (or sooner reoccupied in part by Tenant, in which case the Rent and additional rent hereunder shall merely be abated to the extent the Demised Premises remain untenantable.

          (C) If the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), then in any of such events Landlord may, at its option, terminate this lease and the Term and estate hereby granted, by giving Tenant thirty (30) days notice of such termination within ninety (90) days after the date of such damage. In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date or sooner termination and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

          (D) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

          (E) This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, and any other law of like import now or hereafter enacted, shall have no application in such case.

                                    INSURANCE


         26. (A) Tenant shall not knowingly do anything, or suffer or permit anything to be done, in or about the Premises which shall (i) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (iii) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises, or (iv) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body.


          (B) Landlord shall maintain adequate liability fire insurance with extended coverage on the Building during the term of this lease. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for the part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant.

          (C) In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or make up of insurance rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the Premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Premises.

          (D) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (i) Public Liability Insurance, such insurance to afford protection in an amount of not less than Three Million ($3,000,000) Dollars for injury or death arising out of any one occurrence, and Five Hundred Thousand ($500,000) Dollars for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage and (ii) Fire and

Extended Coverage Insurance on Tenant's property, insuring against damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to Tenant's property for the full insurable value thereof, protecting Landlord and Tenant as insureds.

          (E) Said insurance is to be written in form and substance reasonably satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so, on notice to Tenant, Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the maximum rate permitted by law, to Landlord on demand and said sum shall be in each instance collectible as additional rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days written notice to Landlord. On the Term Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

          (F) Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy, or (ii) any other form of permission for the release of the other party, or (iii) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional insured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least twenty (20) days prior notice to both insureds and that the act or omission of one insured will not invalidate the policy as to the other insured.

          (G) As long as Landlord's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F) or name the Tenant as an additional insured, Landlord hereby waives (i) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

          (H) As long as Tenant's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F), or name the Landlord as an additional insured, Tenant hereby waives (and agrees to cause any other permitted occupants of the Premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.


                                 EMINENT DOMAIN


       28. (A) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised

Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or a substantial part of the means of access thereto, Tenant shall have the right, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the Term and estate hereby granted as of the date of vesting of title, or (iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinabove provided in this Article
28. In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. Landlord represents that, to the best of Landlord's knowledge, there are no pending or threatened condemnation proceedings relating to the Demised Premises.

          (B) In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the Rent hereunder shall be apportioned as of such date.

          (C) In the event of any condemnation or taking hereinabove mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of nonmovable fixtures and property owned by Tenant and for moving expenses incurred by Tenant. It is expressly understood and agreed that the provisions of this Article 28 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

                            NONLIABILITY OF LANDLORD


         29. (A) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual hereto is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the Demised Premises for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against any such individual or any partner, employee or agent of Landlord by reason of such default by Landlord.

          (B) The word "Landlord" as used herein means only the owner of the landlord's interest for the time being in the land and Building (or the owners of a lease of the Building or of the land and Building) of which the Premises form a part, and in the event of any sale of the Building and land of which the Demised Premises form a part, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and, it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.


                                     DEFAULT


       30. (A) Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

          (i) If Tenant shall default in the payment when due of any installment of Rent; or

          (ii) If Tenant shall default in the payment when due of any additional rent, or if Tenant shall default in any obligation of this lease which effects the health or safety of any occupants of the Building or the preservation of the Building, or if Tenant shall default in any obligation under Article 9 of this lease, and such default shall continue for a period of ten (10) days following notice of such default by Landlord to Tenant; or

          (iii) If Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent, any default that adversely effects the health or safety of the occupants of the Building or the preservation of the Building and any default under Article 9) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

          (iv) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

          (v) If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty (60) days after the appointment or any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

          (vi) If Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

          (vii) If the Demised Premises shall become vacant, deserted or abandoned for a period of ten (10) consecutive days; or

          (viii) If Tenant's interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 21;

          then, upon the occurrence, at anytime prior to or during the Demised Term, of any one or more of such Events of

Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days' notice of termination of this lease and, in the event such notice is given, this lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 32.

          (B) If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii) and (iv) of Section 30(A), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 30(A).


                             TERMINATION ON DEFAULT


       31. (A) If Tenant shall default in the payment when due of any installment of rent and such default shall continue for a period of five (5) days following notice of such default by Landlord to Tenant, or if Tenant shall default in the payment when due of any additional rent and such default shall continue for a period of ten (10) days following notice of such default by Landlord to Tenant (but in no event shall Landlord be obligated to provide Tenant with more than one (1) notice of default in the payment of rent or additional rent in any twelve (12) month period), or if this lease and the Demised Term shall expire and come to an end as provided in Article 30:

          (i) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, on notice, either by summary proceedings or by any other applicable action or proceeding, or by force or other means provided such force or other means are lawful (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

          (ii) Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall use reasonable efforts but shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

          (B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. In the event of a breach or threatened breach by Tenant or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right (on notice to Tenant in the event of a threatened breach) to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceeding and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.


                                     DAMAGES


       32. (A) If this lease and the Demised Term shall expire and come to an end as provided in Article 30 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 31 or by or under any summary proceedings or any other action or proceeding, then, in any of said events:

          (i) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

          (ii) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 31(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this lease or Landlord's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, all unamortized brokerage commissions relating to this lease, and all legal expenses, attorneys' fees, alteration costs and other expenses of repossessing the Demised Premises or preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding; and

          (iii) At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of six (6%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

          (B) If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 32. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term "Rent" as used in Section 32(A) shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 and Article 12 for the Escalation Year (as defined in Article 11) immediately preceding such event. Nothing contained in Articles 30 and 31 of this lease shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 32(A).


                                SUMS DUE LANDLORD


         33. If Tenant shall default in the performance of any covenants on Tenant's part to be performed under this lease, beyond applicable notice and cure periods, Landlord may immediately, or at anytime thereafter, on notice (except in case of emergency when no notice shall be required), and without thereby waiving such default, perform the same for the account of Tenant and at the expense of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or elects to incur any expense, including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Landlord, with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses or, at Landlord's option, on the first day of any subsequent month. In the event that Landlord institutes, prosecutes or defends any action or proceeding instituted by reason of any default of Tenant hereunder, and Tenant prevails in such action or proceeding, Tenant shall be entitled to reasonable attorney's fees. Any sum of money (other than the annual minimum rent due under this lease) accruing from Tenant to Landlord pursuant to any provisions of this lease, including, but not limited to, the provisions of Article 6 hereof, whether prior to or after the Term Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term. In any case in which the Rent, additional rent or other charge is not paid within five (5) days of the day when same is due, Tenant shall pay a late charge equal to interest on such amount from the due date of such amount until the payment date of such amount at the rate of fifteen (15%) percent per annum, provided, however, the rate charged shall in no event be higher than the highest rate permitted by law. The foregoing late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure to pay in a timely manner and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant's failure as the actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this lease.


                                    NO WAIVER


         34. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the Demised Premises. In the event Tenant shall at any time desire to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a wavier of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount then the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this lease provided.


                             WAIVER OF TRIAL BY JURY


         35. To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Landlord commences any summary proceeding for nonpayment, Tenant agrees not to interpose any counterclaim of whatever nature or description in any such proceeding or to consolidate such proceeding with any other proceeding.

          Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise.


                                     NOTICES


         36. Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications (other than bills, statements or notices given in the regular course of business) given or required to be given under this lease shall be effective only if rendered or given in writing, and sent by registered or certified mail (return receipt requested), or by overnight delivery service (with proof of receipt requested),
        , addressed (A) to Tenant, to the attention of Tenant's Chief Financial Officer, Accounts Payable Department, and

General Counsel (i) at Tenant's address set forth in this lease if sent prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, or (B) to Landlord, to the attention of Landlord's Chief Financial Officer, at Landlord's address set forth in this lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date when it shall have been mailed or sent as provided in this Article.


                              INABILITY TO PERFORM


         37. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                             INTERRUPTION OF SERVICE


         38. Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations or replacements, which, in the judgment of Landlord are desirable or necessary, until such repairs, alterations or replacements shall have been completed. Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business, provided that Landlord's reasonable efforts shall not be deemed to include the use of overtime services. If the Tenant is in default in the payment of the rent or additional rent, or in the performance of any other provisions of this lease, and such default continues for ten (10) days after notice by Landlord to Tenant, then Landlord reserves the right to discontinue any or all of the services to the Demised Premises during the continuance of such default. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. Notwithstanding the foregoing, provided Tenant is not in default under the terms of this lease beyond applicable notice and cure periods, if Landlord stops the services in the Building for a period of three (3) or more consecutive business days and such interruption of services results in Tenant's inability to use the Demised Premises to conduct its normal business operations, the rent shall be abated for each day that Tenant shall be unable to use the Demised Premises to conduct its normal business operations.


                       CONDITIONS OF LANDLORD'S LIABILITY


         39. If Landlord shall be unable to give possession of the Demised Premises on any date specified for the commencement of the term by reason of the fact that the Premises have not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date, nor shall such failure in any way affect the validity of this lease or the obligations of Tenant hereunder.


                           TENANT'S TAKING POSSESSION


         40. (A) Tenant, by entering into occupancy of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, has performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall have given written notice to Landlord specifying the respects in which the same were not in such condition. If Landlord agrees, in Landlord's reasonable discretion, that the items listed in Tenant's list are Landlord's responsibility, such items shall be deemed to be "Punchlist Items" which Landlord shall remedy, at Landlord's expense, within thirty (30) days after its receipt of Tenant's notice.

          (B) If, with Landlord's prior written consent, Tenant shall use or occupy all or any part of the Demised Premises prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, except the covenant to pay Rent for the period from the commencement of said use or occupancy to the Term Commencement Date. Notwithstanding the foregoing, Tenant shall be obligated to pay a base electric charge equal to $5,740.50 per month, pro rated for each portion of a month contained in the period from Tenant's use or occupancy to the Term Commencement Date.


                                ENTIRE AGREEMENT


         41. Except for the confirmation of the Term Commencement Date referred to in Article 2 hereof, this lease (including the Schedules and Exhibits annexed hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's agent or representative has made any representations or statements, or promises, upon which Tenant has relied, regarding any matter or thing relating to the Building, the land allocated to it (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises, or the prospective amount of any item of additional rent. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise, shall be binding upon the Landlord unless expressly set forth in this lease. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

                                   DEFINITIONS


         42. The words "re-enter", "re-entry", and "re-entered" as used in this lease are not restricted to their technical legal meanings. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 6 hereof), Sundays and all days observed by the State or Federal Government as legal holidays. The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, partnerships, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity. The various terms which are defined in other Articles of this lease or are defined in Schedules or Exhibits annexed hereto, shall have the meanings specified in such other Articles, Exhibits and Schedules for all purposes of this lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.


                               PARTNERSHIP TENANT


         43. If Tenant is a partnership (or is comprised of two (2)or more persons, individually or as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually or as co-partners of a partnership) pursuant to Article 21 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made, and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to

Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).


                            SUCCESSORS, ASSIGNS, ETC.


         44. The terms, covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.


                                     BROKER


         45. Tenant represents that this lease was brought about by Colliers ABR, Inc. as broker and all negotiations with respect to this lease were conducted exclusively with said broker. Tenant agrees that if any claim is made for commissions by any other broker through or on account of any acts of Tenant, Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord's reasonable attorney's fees.


                                    CAPTIONS


         46. The captions in this lease are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

                               NOTICE OF ACCIDENTS


         47. Tenant shall give notice to Landlord, promptly after Tenant or Tenant's employees, agents or contractors learn thereof, of (i) any accident in or about the Premises, (ii) all fires and other casualties within the Premises,
(iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.


                        TENANT'S AUTHORITY TO ENTER LEASE


         48. In the event that the Tenant hereunder is a corporation, Tenant represents that the officer or officers executing this lease have the requisite authority to do so.


                                ESTIMATED CHARGES


         49. Notwithstanding anything to the contrary contained in this lease, Landlord shall have the option, in lieu of or as a supplement to the procedures set forth in Articles 6, 11 and 12 hereof, to notify Tenant from time to time of the amounts which Landlord estimates will be Tenant's Tax Payment, if any, under
Article 11 hereof, and/or Tenant's Cost Payment, if any, under Article 12 hereof, for the next Escalation Year, and/or the electrical charge increases, if any, under Article 6 hereof, for the next calendar year, as the case may be, and Tenant shall pay such amount(s) in equal monthly installments in advance on or before the first day of each month for such Escalation Year or calendar year, as the case may be. Within ninety (90) days following the end of such Escalation Year or calendar year, as the case may be, Landlord shall submit to Tenant a statement (the "Reconciliation Statement") indicating (i) the Tax Payment, the Cost Payment and/or the electrical charge for such Escalation Year or calendar year, as the case may be, (ii) the amount(s) thereof theretofore paid by Tenant and (iii) the balance due thereon or the overpayment thereof, as the case may be. Each Reconciliation Statement shall be rebuttable evidence of all such amounts. In the event the Escalation Year or calendar year, as the case may be, covered by a particular Reconciliation Statement includes any period of time which did not constitute part of the Term, the amount set forth in clause (i) of this Article 49 shall be prorated accordingly on the basis of a three hundred sixty (360) day year.


                                LETTER OF CREDIT


         50. Upon execution of this lease, Tenant shall deliver to Landlord either (a) Fifty Thousand and 00/100 ($50,000.00) Dollars or (b) an unconditional, irrevocable, documentary letter of credit in the amount of Fifty Thousand and 00/100 ($50,000.00) Dollars issued to Landlord for a three year term, to secure the performance by Tenant of all of the terms, conditions, covenants and agreements of this lease, as more particularly set forth herein. Notwithstanding the foregoing, the Fifty Thousand and 00/100 ($50,000.00) Dollars plus accrued interest shall be returned to Tenant, or the Letter of Credit shall be terminated, as the case may be, in the second lease year, provided Landlord has performed, on Tenant's behalf and at Tenant's expense, work in the Demised Premises at a cost of $10 per rentable square foot, excluding the costs of Tenant's fixtures, furniture and equipment and excluding Landlord's Contribution as set forth in
Article 5(C) herein. If Tenant defaults in its payment of rent or performance of its other obligations under this lease, after the expiration of applicable notice periods provided herein for the cure thereof, Landlord may draw upon the letter of credit up to the full amount thereof and hold or apply the proceeds thereof as security as set forth in the following paragraph.

          The letter of credit shall provide that Landlord will receive no less than thirty (30) days prior written notice from the issuing bank of said bank's intention to cancel or not renew the letter of credit. Upon receipt of said notice, Tenant must replace said letter of credit with a new letter of credit on the terms set forth herein at least five (5) business days prior to the termination of the current letter of credit. Failure by Tenant to replace the current letter of credit as required herein, within five (5) business days prior to the termination, cancellation or expiration of such current letter of credit, shall constitute a default under this lease and there shall be no notice or opportunity to cure said default and thereupon Landlord shall be permitted to draw upon the current letter of credit up to the full amount thereof. In the event Landlord draws upon the letter of credit as permitted by the preceding sentence, the proceeds of such draw shall be held by Landlord as security for the faithful performance and observance by Tenant of the terms, conditions, covenants and agreements of this lease. In the event Tenant defaults in respect of any of the terms, conditions, covenants and agreements of this lease beyond applicable notice and cure periods, including, but not limited to the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, conditions, covenants and agreements of this lease. In the event that Tenant shall fully and faithfully comply with all of the terms, conditions, covenants and agreements of this lease, the security (or the letter of credit if not drawn upon) shall be returned to Tenant after the date fixed as the end of this lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and Building or lease of the Building of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security, and the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. In the event of such a sale or lease of the land and Building where the letter of credit has not yet been drawn on, Tenant shall, within five (5) business days after demand from such new owner or lessee of the land and Building, deliver to such party a substitute letter of credit in the name of such party. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the security or the letter of credit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The letter of credit shall be issued by any "Money Center Bank" authorized to do business in New York and shall indicate an address in New York City or Westchester County where it can be drawn and the hours of operation of that location and any other permitted limitations on its use. The letter of credit must be payable "on sight" and must not contain as a condition to a draw the requirement of Landlord's certification of the existence of Tenant's default or other justification for the draw. Landlord will not be responsible for bank error.

       The letter of credit shall not be deemed to be a limitation on Landlord's damages or other rights under this lease, or a payment of liquidated damages or an advance payment of rent.

       In the event Landlord erroneously draws upon the letter of credit, Landlord shall reimburse Tenant for the expenses incurred as a result of such error.


                                EXPANSION OPTION


       51. (A) Provided Tenant is not in default of any terms, covenants or conditions of this lease, including but not limited to the provisions of Article 9, beyond applicable notice and cure periods, either at the time of notice or time of exercise set forth herein, Tenant shall have an expansion option (the "Expansion Option") with respect to that certain space (the "Option Space") which consists of approximately 12,245 square feet on the third floor of the Building and is currently occupied by another tenant of the Building under an agreement of lease (the "Existing Lease") with Landlord (or its predecessor in interest), which Existing Lease shall expire on June 16, 1998 (unless it shall be terminated prior to such date). This Expansion Option shall be exercised by Tenant, if at all, in strict accordance with the provisions of this Article 51.

          (B) If (i) the Existing Lease has not been terminated prior to December 16, 1997 and (ii) Tenant intends to lease the Option Space, then Tenant shall deliver written notice to Landlord ("Tenant's Expansion Notice"), no later than December 16, 1997, of Tenant's intention to lease the Option Space in accordance herewith. If the Existing Lease has been terminated prior to December 16, 1997, Landlord shall, promptly after such termination, deliver notice of such fact to Tenant ("Landlord's Notice"). Tenant shall then have fifteen (15) business days after receipt of Landlord's Notice to notify Landlord in writing ("Tenant's Early Expansion Notice") of its intention to exercise Tenant's right to lease the Option Space in accordance herewith. In either case, following timely delivery of Tenant's Expansion Notice or Tenant's Early Expansion Notice, as the case may be, Landlord and Tenant will execute a new lease or an amendment to this lease (the "Expansion Agreement"), as selected and prepared by Landlord, for the lease by Tenant of the Option Space together with the Demised Premises, within twenty (20) business days after Landlord's receipt of Tenant's Expansion Notice or Tenant's Early Expansion Notice, as the case may be.

          (C) The Expansion Agreement shall be upon all the same terms as this lease (including, without limitation, the dates of all base years), except that
(w) there shall be no further expansion option; (x) Landlord's Contribution
(with regard to Landlord's Initial Construction of the Option Space) shall be no greater than $20.00 per rentable square foot of space contained in the Option Space, less $0.33 per rentable square foot for each calendar month which has expired since the Rent Commencement Date as of the effective date of the Expansion Agreement; (y) the minimum annual rent for the Option Space shall be ninety-five (95%) percent of the then fair market annual minimum rent being received by Landlord for comparable size space in the Building, with annual increases in the same proportion as the increases in minimum annual rent under this lease; and (z) other matters dependent upon the size of the Demised Premises, such as Tenant's Proportionate Share, shall be adjusted accordingly.
If Landlord and Tenant cannot agree on the then fair market annual minimum rent, the matter shall immediately be submitted to arbitration before the AAA, and shall be determined by a single arbitrator in accordance with the provisions of this lease and the then applicable rules of the AAA within the County of Westchester, or of the closest office of the AAA. The arbitrator shall, in determining the fair market annual minimum rent, take into consideration the then existing current fair market rental value of similar premises in the vicinity. The parties agree that the decision and determination to be made by the arbitrator with respect to the fair market annual minimum rent shall be final and binding upon Landlord and Tenant. Notwithstanding anything to the contrary contained herein, the number of parking spaces allocated for use by Tenant, its employees and invitees in the Building Parking Area shall not exceed
 .0033 parking spaces per square foot of the Demised Premises. Within thirty (30) days after Tenant executes the Expansion Agreement or a new lease, Tenant shall provide notice to Landlord if Tenant requires parking in addition to the parking then currently being provided to Tenant pursuant to the Expansion Agreement or new lease. In the event Tenant requires such additional parking, and provided the license agreement between Landlord and the owner of 600 White Plains Road is then in full force and effect, Landlord shall provide Tenant additional parking spaces in the Additional Parking Area in an amount such that the total number of parking spaces allotted to Tenant shall equal six (6) spaces per one thousand (1,000) rentable square feet of space. Tenant shall pay to Landlord, as additional rent hereunder, the costs for such additional parking in accordance with Article 9 herein. In the event the Expansion Agreement is to be a new lease, this lease shall terminate simultaneously with the execution of such new lease.

          (D) If Tenant fails to deliver any notice required hereunder within the time period set forth therefor, or if Tenant fails to enter into the Expansion Agreement within the aforementioned twenty (20) business day period, then this Expansion Option will lapse and be of no further force and effect and Landlord will have the right to lease all or any portion of the Option Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

          (E) This Expansion Option is personal to Cityscape Corp. and, except in connection with the transactions permitted under Article 21(C) above, is non-transferable by operation of law or otherwise.

          (F) Landlord represents that it shall not offer the existing tenant of the Option Space an extension of such tenant's lease unless Tenant's Expansion Option shall have lapsed.


                                 RENEWAL OPTION


       52. Provided Tenant is not in default hereof beyond applicable notice and cure periods at the time of the exercise of such option and at the time of the commencement of such Renewal Term (as defined below), Tenant shall have the option to renew this lease for one (1) additional five (5) year period (the "Renewal Term") to commence on the expiration of the initial term of this lease (the "Initial Term") and to expire on the day preceding the fifth anniversary of the first day of such additional period, upon the following terms and conditions.

          (A) Tenant shall give notice to Landlord, in writing, not less than twelve (12) months prior to the expiration of the Initial Term that such option is being exercised. The parties agree to then negotiate the minimum annual rent for the Renewal Term (the "Minimum Annual Renewal Rent"). The Minimum Annual Renewal Rent is intended to be 95% of the then current fair market annual rental rate per square foot per year for the Demised Premises as of the expiration of the Initial Term. Upon determination of the Minimum Annual Renewal Rent, the lease shall be renewed for the Renewal Term on the same terms, covenants and conditions as contained in the lease, except that (i) the Minimum Annual Renewal Rent shall be fixed in accordance with the provisions of this Article 52, (ii) the Demised Premises shall be delivered in its "as is" condition as of the first day of the Renewal Term and (iii) there shall be no further option to renew.

          (B) If Landlord and Tenant have not mutually agreed upon the Minimum Annual Renewal Rent by the first day of the ninth (9th) month prior to the termination of the Initial Term, they shall each select one real estate appraiser each of whom shall conduct a real estate appraisal and furnish a report to indicate their opinion of the fair market rental of the Demised Premises.

          (C) If, after a review of the appraisal reports prepared and submitted in accordance with Article 52(B), above, Landlord and Tenant have not agreed on the Minimum Annual Renewal Rent by the first day of the eighth (8th) month prior to the expiration of the Initial Term, the matter shall immediately be submitted to arbitration before the AAA, and shall be determined by a single arbitrator in accordance with the provisions of this lease and the then applicable rules of the AAA within the County of Westchester, or of the closest office of the AAA. The arbitrator shall, in determining the Minimum Annual Renewal Rent, take into consideration the then existing current fair market rental value of similar premises in the vicinity. The arbitrator shall then, on an expedited basis, choose one of the determinations of the two appraisers originally selected by the parties. The parties agree that the decision and determination to be made by the arbitrator with respect to the Minimum Annual Renewal Rent shall be final and binding upon Landlord and Tenant.

          (D) Notwithstanding anything to the contrary contained in this Article 52, in no event shall the Minimum Annual Renewal Rent be less than the then escalated annual rental rate applicable to the last year of the Initial Term.

          (E) Landlord and Tenant shall each separately pay their respective designated appraisers. The expenses, fees and charges in connection with the arbitration process set forth in Article 52(C), above, shall be borne equally between Landlord and Tenant.

          (F) Upon agreement as to the Minimum Annual Renewal Rent by the parties hereto or upon the Minimum Annual Renewal Rent being fixed by the arbitrator, as the case may be, the parties hereto shall, upon Landlord's request, enter into a supplementary agreement extending the term of the lease as hereinabove provided. In the event of no agreement between the parties or no decision by arbitration prior to the first day of the fourth (4th) month prior to the expiration of the Initial Term, this option to renew shall then automatically become null and void and the term of this lease shall expire on the Expiration Date.

          (G) This option to renew shall be personal to Cityscape Corp. and, except in connection with the transactions permitted under Article 21(C) above, shall not be transferrable by operation of law or otherwise.


                              CAPITAL IMPROVEMENTS


       53. Landlord hereby covenants to substantially complete, at its sale cost and not as an "Operating Cost" within six (6) months after Tenant has taken occupancy of the Demised Premises (or, where such substantial completion cannot practically be achieved within such time period, to commence the performance of and diligently pursue toward completion), the following capital improvements (the "Capital Improvements") in accordance with plans and specifications to be prepared by Landlord's architects, engineers and consultants:

          (i) A cafeteria (or similar food service facility) with seating to be constructed on the second (2nd) floor of the Building (or at such other reasonable location in the Building as may be determined by Landlord);

          (ii) A conference facility (or "team room") to be constructed adjacent to such cafeteria (or similar food service facility) (or at such other reasonable location in the Building as may be determined by Landlord);

          (iii) The western plaza of the Building to be redesigned, providing tenants and visitors with a more attractive entrance to the Building;

          (iv) All bathrooms on the floor of the Building on which the Demised Premises is located to receive upgraded finishes; and

          (v) The interior plants and foliage of the Building and the exterior landscaping of the Real Property are to be upgraded and enhanced.


                                  ROOF ANTENNA


       54. Provided Tenant shall comply with the requirements of Article 14 above, Tenant shall have the right, at its expense, to install and repair a telecommunications antenna on the roof of the Building which shall in no event extend higher than five (5) feet above the level of the Building's roof. In addition to the other requirements of Article 14, Tenant shall indemnify and hold Landlord harmless from any claim, damage, liability or expense arising out of such antenna, including, without limitation, any leaks caused thereby. Prior to the expiration or termination of this lease, Tenant shall, at Landlord's option, remove such antenna from the Building and repair in a good workmanlike manner any damage caused to the roof or any other portion of the Building.


                               FINANCIAL CONDITION


       55. Tenant represents that, prior to the execution of this lease, it has delivered to Landlord a true, correct and complete copy of its most recent financial statement as prepared in the ordinary course of Tenant's business. Tenant further represents that there has been no material adverse change in the business, assets or condition (financial or otherwise) or results of operation of Tenant's business from the date of preparation of such financial statement through and including the date of execution of this lease.

          From and after the Term Commencement Date, and throughout the Term of this lease, Tenant shall deliver to Landlord, quarterly financial statements which shall be in the same form and substance as previously provided to Landlord and which shall be delivered as soon as available, but not more than forty-five
(45) days after the end of each such quarter. If there shall be any material adverse change in the financial condition of Tenant during the Term of this lease, then Landlord, at its option, may require Tenant to deliver to Landlord an additional security deposit (the "Financial Condition Security"). The Financial Condition Security shall be held in accordance with the terms of
Article 50 and shall be in an amount equal to the unamortized balance of any costs incurred by Landlord in connection with this lease, including, without limitation, costs of Landlord's Initial Construction, any and all brokerage commissions, abated rent and conceded rent. Tenant shall deliver such Financial Condition Security within thirty (30) days after demand therefor by Landlord. In the event Tenant shall fail to deliver the Financial Condition Security to Landlord within such thirty (30) day period, Tenant shall be in default under this lease and Landlord shall have all rights and remedies available to Landlord hereunder, at law or in equity. If there shall have been any material adverse change in the financial condition of Tenant prior to its occupancy of the Demised Premises, then, in addition to the rights and remedies provided above, Landlord, at its option, may terminate this lease upon fifteen (15) days notice to Tenant and, thereafter, this lease shall be of no further force or effect.


                                    GUARANTY


       56. In order to induce Landlord to enter into this lease with Tenant, Cityscape Financial Corp. covenants and agrees to guaranty the prompt and full performance of all of the obligations of Tenant under this lease to the extent of and in accordance with the terms and conditions of the Guaranty annexed hereto as Exhibit "2".

       IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.


Witness for Landlord:             RECKSON OPERATING PARTNERSHIP, L.P.

                                  BY:     RECKSON ASSOCIATES REALTY
                                          CORP.,
                                          its general partner


                                  BY:     /s/ Jon L. Halpern
                                          -------------------------------------
                                          Jon L. Halpern
                                          Executive Vice President

Witness for Tenant:               CITYSCAPE CORP.




   /s/ ??????                     By:     /s/ Robert M. Stata
------------------------------            -------------------------------------
                                          Robert M. Stata
                                          Vice President Originations

AS TO ARTICLE 45 AND EXHIBIT "2":

CITYSCAPE FINANCIAL CORP.



By: /s/  Robert M. Stata
    -------------------------------------
         Robert M. Stata
         Vice President Originations


STATE OF NEW YORK )
                  ) ss.:
COUNTY OF         )

       On this 21st day of November, 1996, before me personally came Robert M. Stata to me known, who being by me duly sworn, did depose and say that he resides at 565 Taxter Road, Elmsford, NY, that he is the Senior Vice President of Cityscape Corp., the corporation described in and which executed the foregoing instrument as "Tenant"; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                          /s/ Henry H. Cronk
                                          -------------------------------------
                                          Notary Public


                                          [SEAL]

                                  SCHEDULE "A"
                         LANDLORD'S INITIAL CONSTRUCTION
                                      FOR
                                CITYSCAPE, CORP.
                             555 WHITE PLAINS ROAD
                              TARRYTOWN, NEW YORK

       To the extent not modified by the plans and specifications agreed to by Landlord and Tenant for Landlord's Initial Construction, Landlord shall perform Landlord's Initial Construction in accordance with the following specifications:


I.     PARTITIONS:

       Landlord shall furnish and install ceiling-high partitions constructed from metal studs with 5/8" sheetrock on both sides with 4" tile base, as per attached plan. The corridor and between Tenant partitions shall be sound attenuating construction, extending to under side of floor above.

II.    CLOSETS:

       Landlord shall furnish closets as per attached plan. Closets will contain one (1) wood hat shelf and one (1) metal coat rod.

III.   DOORS:

       Landlord shall furnish and install necessary doors as per attached plan. Corridor doors are to be 3'0" X 7'0" solid core walnut doors with all other passage doors to be birch, flush panel, hollow core type 3'0" X 7'0". All doors to be set in pressed steel bucks.

IV.    HARDWARE:

       Landlord shall furnish and install necessary building standard hardware such as latch sets, hinges, door stops and bucks where required.

V.     CEILINGS:

       Landlord shall furnish and install a 2'0" X 4'0" textured acoustical tile ceiling laid in exposed white tees throughout all Tenant areas.

VI.    ELECTRICAL:

       A.     Lighting

              Landlord shall supply and install in perimeter and interior working areas, recessed building standard 2' X 4' fluorescent light fixtures (except where conditions necessitate a surface mounted fixture) as per attached plan. Initial bulbs supplied by Landlord; all subsequent replacements by Tenant.

       B.     Outlets

              Supply and install duplex wall convenience outlets as per attached plan.

       C.     Telephone

              Tenant shall make arrangements with, and pay any telephone company for installation of telephone service.

       E.     Circuits and Service

              The building will contain sufficient electrical facilities to provide for all normal installations. The design capacity is based on a combined lighting and receptacle load of four (4) watts per square foot of office area at 208/120 volts. Three-phase 208 volt electrical service will be provided by the owner in the electrical service panel on each floor.

VII.   VENETIAN BLINDS:

       Landlord shall supply and install ceiling-high venetian blinds on all exterior windows. These blinds shall be maintained by Tenant.

VIII.  CARPETING:

       Landlord shall supply and install throughout the demised premises Landlord's building standard carpeting, colors to be selected from samples submitted by Landlord.

IX.    PAINTING:

       Landlord shall paint the entire premises (excluding the acoustical ceiling) in a good workman-like manner with a primer and two (2) coats of paint in colors to be selected by Tenant from building color chart consisting of fifteen (15) colors. Tenant will be permitted five (5) of the standard colors per floor and one (1) color per room.


X.     HEATING AND AIR CONDITIONING:

       1. This work shall comprise essentially the design and installation of the duct system on each floor together with a reasonable amount of air diffusers and associated fixtures, all supplied from a central system designed to conform to the standards per performance of the best new office buildings in Suburban New York. Normal operating hours shall be 8:00 A.M. to 6:00 P.M., Monday through Friday. The type and design of ceiling diffusers and return grilles shall be building standard, locations to be approved by Tenant's architects. Landlord shall give quiet enjoyment to Tenant regarding noise or vibration from any of the building's installation of mechanical equipment or systems.

              The system shall be capable of delivering 100% outside fresh air and shall never deliver less than 25% outside fresh air, but at no time will there be less than 0.35 C.F.M. of fresh air per square foot, during periods specified and is based upon the normal design of air conditioning, where four (4) watts of light and power/square foot is available for Tenant's use and an average occupancy of one (1) person per 150 square feet.

              The system shall be capable of maintaining and shall be operated by the Landlord so as to maintain inside conditions of not more than 78 degrees Fahrenheit and 50% relative humidity when outside conditions are not more than 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb except that as the outside temperature conditions vary, the inside space conditions shall be maintained approximately as follows:


              OUTSIDE CONDITIONS               MAXIMUM INSIDE CONDITIONS
              ------------------               -------------------------
                   66--72 db                  72 +/- 2db,  25--50 +/- 5RH
                   72--80 db                  74 +/- 2db,  35--50 +/- 5RH
                   85--90 db                  76 +/- 2db,  35--50 +/- 5RH
                   91--95 db                  78 +/- 2db,  35--50 +/- 5RH

              * With normal humidity tolerances

              The performance requirements noted above shall be maintained all year round, either by the use of varying amounts of outside air or by mechanical refrigeration.

                     A. The above noted performance requirements shall be based upon the following conditions of internal heat and moisture gain.

                            1.     One person per 150 square feet.

                            2.     Four watts per square foot for Tenant
                                   lighting and power use.

                     B. The system shall also be capable of maintaining a minimum temperature throughout the demised premises of 69 F when the outside temperature is 0 F.

                            System shall be automatically controlled, free of noticeable noise, vibration, or drafts and require minimum cost expenditure in fuel.

XI.    PLUMBING:

       The Landlord shall provide and install two (2) wet columns, designed to carry a cold water line, a hot water line, a sewer line and a vent line. These wet columns shall be located in the corners of the building approximately halfway between the exterior wall and the core. Wet connections and extensions of said system shall be performed by the Landlord at the Tenant's expense.

XII.   SUBSTITUTIONS:

       Tenant may substitute like items for Building Standard Items, but no credits for the Building Standard Items will be given against the cost of items so substituted. No credit will be given for Building Standard Items not utilized by Tenant.

                                  SCHEDULE "B"


            LANDLORD'S CLEANING SERVICES AND MAINTENANCE OF PREMISES


1. Landlord shall perform the following General Office Cleaning services between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday of each week and said cleaning shall not be rescheduled by Tenant's overtime or extraordinary use of the building or demised premises.

       a.     Empty all wastepaper baskets, damp wipe ashtrays and receptacles.

       b. Sweep and/or dustmop all hard surfaced flooring with mops so treated as to preserve the sheen and appearance of such flooring.

       c. Carpet sweep all areas requiring same. Said areas to be vacuumed clean twice weekly; conduct spot cleaning where necessary.

       d. Deposit all wastepaper from baskets in plastic bags (to be supplied by Contractor), placing same in locations as shall be designated convenient for the remove thereof. Landlord shall not be responsible for the removal of large boxes, wooden pallets or abnormal amounts of waste paper.

       e. Hand dust all desks, chairs, worktables, office furniture and equipment, window sills and moldings, filing cabinets, bookcases, open shelving and all other forms of office furniture and fixtures within normal arms reach; vacuum upholstered furniture where necessary.

       f. Damp dust and wipe clean all glass tops and all desks and tables, removing all finger marks and smudges from same.

       g. Wipe clean of finger marks and maintain all brass and other bright work.

       h. Wash and clean tops of all water coolers and fountains and floors and wall areas surrounding same.

       i. Hand dust all doors and other ventilation louvers located within normal arms reach.

       j.     Dust clean interior of all wastepaper baskets and disposal cans.

       k.     Dust and sweep all open closet flooring.

       l. Lift and dust under all telephones and other such lightweight desk appurtenances, dusting and replacing same in their proper locations. Telephones will be sanitized once a month.

       m.     Wisk brush all fabric covered furniture.

       n. Instruct all employees to notify their supervisor, who in turn shall notify the proper designated representative of the building, of any irregularity found in any office during the nightly tour of office cleaning.

       o. After cleaning, all electric lamps are to be extinguished, office windows closed, office doors securely locked and premises to be left in a neat and orderly condition.

       p.     Do high dusting once per month.

2. The Landlord shall perform the following Porter Services and Janitorial Maintenance Services in the manner and with the scheduling as set forth in the following:

       a. Scour wash all public lavatory flooring, using the proper coefficient of disinfectant for same.

       b. Thoroughly wash, scour clean and disinfect all basins, bowls and urinals located in all public lavatories.

       c. Damp dust and wipe clean all mirrors, powder shelves and enameled surfaces located in all public lavatories.

       d. Wipe clean of finger marks and maintain in a constant state of uniform brightness, all brass and other bright work located in all public lavatories.

       e. Damp wipe clean all soap dispensers, receptacles, partitions, stalls and tiled work within normal arms reach in all public lavatories. Said areas to be washed down at least once during the course of each weekly period.

       f. Empty and clean all paper towel and sanitary disposal receptacles in all public lavatories, depositing waste from same in designated locations.

       g. Refill all toilet tissue, hand soap and towel dispensers located in all public lavatories.

       h. Wash all terrazzo lobby flooring. Same to be machine scrubbed a minimum of once during the course of each monthly period.

       i. Hand dust all lobby marble, stone work and fixtures within normal arms reach.

       j. Dustmop and/or vacuum all public corridors as situated throughout the entire building.

       k. Thoroughly wash, wax and machine polish and/or refinish all public corridors as situated throughout the entire building twice during the course of each weekly period. (Full floor tenants responsible for floor maintenance of their entire floor; Landlord is not responsible for the maintenance of any elevator corridors or aisles).

       l. Thoroughly wash, wax and machine polish and/or refinish all flooring as situated within the two elevator cabs.

       m. Hand dust and clean all vertical surfaces located within the two elevator cabs.

       n. Dust clean exterior of overhead lighting fixtures. Wash clean both inside and outside all of the lighting fixtures, fluorescent and incandescent, situated in the core space of the building; once during the course of each yearly period.

       o. Dust clean all overhead pipes, ventilating louvers, air conditioning louvers and ducts, high moldings and other high areas and surfaces situated on all floors of the building and not reached during the regularly scheduled tours of nightly cleaning twice during the course of each yearly period.

       p. Damp mop all stairways and landings, dusting down all handrails, stairway doors and frames, fire hoses, standpipe nozzles and racks located in two sets of stairways once during the course of each weekly period.

       q. Clean and polish saddles and entrance hardware in public areas once a month.

       r. All of the foregoing porter and janitorial maintenance services are to be rendered nightly, from Monday through Friday of each week, between the hours of 6:00 p.m. and 7:00 a.m., unless otherwise scheduled.

       s.     Police parking areas of the building as required.

3. Interior and exterior window cleaning shall be performed once every four months (three times a year).

4. No cleaning services shall be rendered on any legal holiday or union holiday, including, without limitation, those listed below:

       a.     Lincoln's Birthday

       b.     Columbus Day

       c.     Election Day

       d.     Veteran's Day

       e.     Good Friday

       f.     Martin Luther King's Birthday

                                  SCHEDULE "C"

       1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

       2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

       3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and the Tenant shall not use, keep or permit to be used or kept any coffee machine, vending machine, burner, microwave oven, refrigerator or oven, food or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

       4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.

       5. No sign, advertisement, notice or other lettering and/or window treatment shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tables shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

       6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other water soluble material, the use of cement or other similar adhesive material being expressly prohibited.

       7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or in the mechanisms thereof. Each Tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

       8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

       9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

       10. Landlord reserves the right to exclude from the building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays and legal holidays, all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requires such a pass and shall be liable to Landlord for all acts of such persons.

       11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

       12. Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, hazardous or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the Premises.

       13. Tenant agrees to keep all entry doors closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

                                    EXHIBIT 1

                                  RENTAL PLAN








                        [Floor Plans of Leased Premises]







                             555 WHITE PLAINS ROAD

                                   2ND FLOOR

                                     1 OF 3

                                    EXHIBIT 1

                                  RENTAL PLAN








                        [Floor Plans of Leased Premises]







                             555 WHITE PLAINS ROAD

                                   3RD FLOOR

                                     2 OF 3

                                    EXHIBIT 1

                                  RENTAL PLAN








                        [Floor Plans of Leased Premises]







                             555 WHITE PLAINS ROAD

                                  PHASE 1 PLAN

                                     3 OF 3

                                    EXHIBIT 2

                                    GUARANTY


       FOR VALUE RECEIVED, the undersigned absolutely and unconditionally, hereby guaranties to RECKSON OPERATING PARTNERSHIP, L.P. ("Landlord"), and its legal representatives, successors and assigns, the prompt and full performance of all of the covenants, terms, provisions, conditions and agreements required to be performed by CITYSCAPE CORP. ("Tenant") under that certain lease dated of even date herewith (the "Lease"), between Landlord and Tenant, to which this Guaranty is annexed and made a part of.

       The undersigned hereby waives notice of all defaults and hereby consents to all extensions of time that Landlord may grant Tenant in the performance of any of the terms of the Lease and/or any waiver, in whole or in part, of any such performance, and/or any release of Tenant, in whole or in part, from any such performance, and/or any adjustment of any dispute in connection with the Lease. No such defaults, extensions, waivers, releases or adjustments, with or without the knowledge of the undersigned, shall affect or discharge the liability of the undersigned. THE UNDERSIGNED HEREBY KNOWINGLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE SUCH LIABILITY HEREAFTER INSTITUTED BY LANDLORD, ITS SUCCESSORS OR ASSIGNS, TO WHICH EITHER OR BOTH OF THE UNDERSIGNED MAY BE A PARTY.

       This guaranty shall not be impaired by, and the undersigned hereby consents to, any modification, supplement, extension or amendment of the Lease to which Landlord and Tenant may agree.

       The liability of the undersigned is direct and unconditional and may be enforced without requiring that Landlord first resort to any other right, remedy or security. The undersigned shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Tenant to Landlord, unless and until all of said debts and obligations have been satisfied in full.

       In the event Landlord shall be required to retain an attorney to enforce this Guaranty, the undersigned shall be responsible for the reasonable attorney fees incurred by Landlord.

       This Guaranty is a continuing guaranty of all of Tenant's obligations accruing under the Lease.

       This Guaranty shall bind the heirs, personal representatives, successors and assigns of the undersigned.

                            IN WITNESS WHEREOF, the undersigned has executed
this instrument as of the 12th day of December, 1996.



                                         CITYSCAPE FINANCIAL CORP.



                                         By:   /s/Cheryl P. Carl
                                            -----------------------------------
                                                  Cheryl P. Carl
                                                  Vice President/Secretary

                                    EXHIBIT 3


                                  See Attached

           Estimate of Landlord's Cost for the Additional Parking Area



Improvements to Parking Area
         $30,000 amortized over five (5) years at 7%            $    8,500.00

License Fee                                                     $   20,000.00

Taxes utilizing 1/2 acre of land                                $    8,000.00

Utilities                                                       $    1,000.00

Snow                                                            $    2,000.00

SUBTOTAL                                                        $   39,500.00

Administrative                                                  $    1,500.00
                                                                -------------

TOTAL                                                           $   41,000.00

Estimate to require 1/2 acre and (+/-) of land.

Real estate taxes pro rata based on current assessment and rate.

Improvements include, top coat paving, stripping and lighting.

                             RIDER TO LEASE BETWEEN
                      RECKSON OPERATING PARTNERSHIP, L.P.,
                   AS LANDLORD, AND CITYSCAPE CORP., AS TENANT
          FOR PREMISES LOCATED AT 555 WHITE PLAINS ROAD, TARRYTOWN, NY


                   Supplementing the provisions of Article 5 of this lease, Landlord's Initial Construction shall include the installation, at Tenant's expense, of one or more supplemental heating, ventilating and/or air conditioning systems. Tenant shall maintain and repair such systems at Tenant's expense. The supplemental heating, ventilating and/or air conditioning systems shall be sub-metered, and Tenant shall pay all actual expenses incurred as a result of Tenant's use of such systems.